UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

The Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Westamerica Bancorporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

1108 Fifth Avenue
San Rafael, California 94901

March 14, 2025

To Our Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Westamerica Bancorporation. It will be held at 10:00 a.m. Pacific Time on Thursday, April 24, 2025, at Westamerica Bancorporation, 4550 Mangels Blvd., Fairfield, California as stated in the formal notice accompanying this letter. We hope you will plan to attend.

At the Annual Meeting, the shareholders will be asked to (i) elect eight directors; (ii) approve a non-binding advisory vote on the compensation of our named executive officers; (iii) approve the 2025 Omnibus Equity Incentive Plan; (iv) ratify the selection of the independent auditor; and (v) conduct other business that may properly come before the Annual Meeting.

In order to ensure your shares are voted at the Annual Meeting, you can vote through the internet, by telephone or by mail. Instructions regarding internet and telephone voting are included on the Proxy Card. If you elect to vote by mail, please sign, date and return the Proxy Card in the accompanying postage-paid envelope. The Proxy Statement explains more about voting in the section entitled “Voting Information – How You Can Vote.”

We look forward to seeing you at the Annual Meeting.

Sincerely,

David L. Payne
Chairman of the Board, President
and Chief Executive Officer

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date:	Thursday, April 24, 2025

Time:	10:00 a.m. Pacific Time

Place:	Westamerica Bancorporation, 4550 Mangels Blvd., Fairfield, California.

Items of Business

1.	Elect eight directors to serve until the 2026 Annual Meeting of Shareholders;

2.	Approve a non-binding advisory vote on the compensation of our named executive officers;

3.	Approve the 2025 Omnibus Equity Incentive Plan;

4.	Ratify selection of independent auditor; and

5.	Conduct other business that may properly come before the Annual Meeting and any adjournments or postponements.

Management’s eight nominees are listed and described in the attached proxy statement.

Who Can Vote?

Shareholders of record at the close of business on March 5, 2025 are entitled to notice of, and to vote at, the Annual Meeting or any postponement or adjournment thereof.

Admission to the Annual Meeting

No ticket will be necessary for admission to the Annual Meeting. However, to facilitate the admission process, shareholders of record planning to attend the Annual Meeting should check the appropriate box on the Proxy Card. Your name will be added to a list of attendees. If you hold shares through an intermediary, such as a bank or broker, you may need to register at the desk in the lobby. Please bring the following as evidence of ownership: 1) a legal proxy, or your brokerage statement dated on or after March 5, 2025, evidencing your ownership on March 5, 2025, the record date; and 2) photo identification.

Annual Report

Westamerica Bancorporation’s Annual Report on Form 10-K (“Annual Report”) to shareholders for the fiscal year ended December 31, 2024 is enclosed or is available for viewing as indicated on the Shareholder Meeting Notice and on the Company’s website at: www.westamerica.com, under “Shareholders.” The Annual Report contains financial and other information about the activities of Westamerica Bancorporation, but does not constitute a part of the proxy soliciting materials.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine

March 14, 2025	VP/Corporate Secretary

Important notice regarding the availability of proxy materials for the shareholder meeting being held on

Thursday, April 24, 2025:

The Proxy Statement and the Annual Report on Form 10-K are available at: www.westamerica.com.

YOUR VOTE IS IMPORTANT PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY, OR VOTE BY TELEPHONE OR ONLINE USING THE PROCEDURES DESCRIBED IN THE PROXY STATEMENT.

WESTAMERICA BANCORPORATION

1108 Fifth Avenue

San Rafael, California 94901

___________

PROXY STATEMENT

March 14, 2025

___________

GENERAL

The Westamerica Board of Directors is soliciting proxies to be used at the 2025 Annual Meeting of Shareholders of Westamerica Bancorporation (the “Company”), which will be held at 10:00 a.m. Pacific Time, Thursday, April 24, 2025, or at any adjournment or postponement of the Annual Meeting (collectively, the “Annual Meeting”). The Board of Directors is soliciting proxies to give all shareholders an opportunity to vote on matters to be presented at the Annual Meeting. In the following pages of this Proxy Statement you will find information on matters to be voted at the Annual Meeting.

Voting Information

Internet Availability of Proxy Materials. We are providing proxy materials to our shareholders primarily via the internet, instead of mailing printed copies of those materials to each shareholder. By doing so, we save costs and reduce the environmental impact of our Annual Meeting. On or about March 14, 2025, we mailed a Notice of Internet Availability of Proxy Materials (“Notice”) to certain of our shareholders. The Notice contains instructions about how to access our proxy materials and vote online or vote by telephone. If you would like to receive a paper copy of our proxy materials, please follow the instructions included in the Notice. If you previously chose to receive our proxy materials electronically, you will continue to receive access to these materials via email unless you elect otherwise.

Proof of Ownership May Be Required for Attending Annual Meeting in Person. You are entitled to attend the Annual Meeting only if you are a shareholder as of the close of business on March 5, 2025, the record date, or hold a valid proxy for the meeting. In order to be admitted to the Annual Meeting, the Company reserves the right to request proof of ownership of Westamerica Bancorporation common stock on the record date. This can be:

●	a brokerage statement or letter from a bank or broker indicating ownership on March 5, 2025;
●	the Notice of Internet Availability of Proxy Materials;
●	a printout of proxy distribution email (if you received your materials electronically);
●	a Proxy Card;
●	a voting instruction form; or
●	a legal proxy provided by your broker, bank or nominee.

Any holder of a proxy from a shareholder must present the Proxy Card properly executed, and a copy of the proof of ownership. The Company reserves the right to ask shareholders and proxy holders to present a form of photo identification such as a driver’s license.

Proxy Card. The proxies will vote the shares represented by proxies at the Annual Meeting. If you sign, date and return your Proxy Card but do not specify how to vote your shares, the proxies will vote FOR the election of all of the Director nominees, FOR approval of the advisory vote on the compensation of our named executive officers, FOR approval of the 2025 Omnibus Equity Incentive Plan and FOR ratifying the selection of independent auditor. The proxies will also have discretionary authority to vote in accordance with their judgment on any other matter that may properly come before the Annual Meeting that we did not have notice of by January 29, 2025. Management is not aware of any other business to come before the Annual Meeting, and as of the date of this proxy statement, no shareholder has submitted to management any proposal to be acted upon at the Annual Meeting.

Quorum and Shares Outstanding. A quorum, which is a majority of the total shares outstanding as of the record date, must be present to hold the Annual Meeting. A quorum is calculated based on the number of shares represented by shareholders attending in person or by proxy. On the record date, March 5, 2025, 26,715,317 shares of Westamerica Bancorporation common stock were outstanding. We also count broker non-votes, which we describe below, as shares present or represented at the Annual Meeting for the purpose of determining whether a quorum exists.

Election of Director Nominees. Each share is entitled to one vote, except in the election of Directors where a shareholder may cumulate votes as to candidates nominated prior to voting, but only if a shareholder gives notice of intent to cumulate votes prior to the voting at the Annual Meeting. If any shareholder gives such notice, all shareholders may cumulate their votes for nominees. Under cumulative voting, each share carries as many votes as the number of directors to be elected, and the shareholder may cast all of such votes for a single nominee or distribute them in any manner among as many nominees as desired. This Proxy Statement solicits the discretionary authority to cumulate votes and allocate them in the proxy holders’ discretion if any shareholder requests cumulative voting. In the election of directors, the eight nominees receiving the highest number of votes will be elected. If your proxy is marked “Withhold” with regard to the election of any nominee, your shares will be counted toward a quorum and for other nominees but they will not be voted for the election of that nominee.

Vote Required; Effect of Abstentions and Broker Non-Votes. The shares of a shareholder whose proxy on any or all proposals is marked as “Abstain” will be included in the number of shares present at the Annual Meeting to determine whether a quorum is present. If you are the beneficial holder of shares held by a broker or other custodian, you may instruct your broker how to vote your shares through the voting instruction provided by your broker or other custodian. If you wish to vote the shares you own beneficially at the meeting in person, you must first request and obtain a legal proxy from your broker or other custodian. If you choose not to provide instructions or a legal proxy, your shares are referred to as “uninstructed shares.” Whether your broker or custodian has the discretion to vote these shares on your behalf depends on the proposal. Brokers and custodians cannot vote uninstructed shares on your behalf in the election of directors or the advisory votes on executive compensation. For your vote to be counted on these matters, you must submit your voting instruction form to your broker or custodian.

The following table summarizes the votes required for passage of each proposal and the effect of abstentions and uninstructed shares held by brokers:

Proposal Number	Proposal	Votes Required for Approval	Abstentions	Uninstructed Shares	Board Vote Recommendation
1	Election of directors	Eight nominees receiving the most votes	Not voted	Not voted	FOR
2	Advisory vote on executive compensation "Say on Pay"	Majority of shares voted	Not voted	Not voted	FOR
3	Approval of the 2025 Omnibus Equity Incentive Plan	Majority of shares voted	Not voted	Not voted	FOR
4	Ratification of independent auditor	Majority of shares voted	Not voted	Broker discretionary vote	FOR

Abstentions and non-votes will have no effect on the outcome of the Proposal 1.Votes in favor of Proposals 2, 3 and 4 must also constitute a majority of the required quorum for the meeting. Therefore, if votes in favor are less than a majority of the required quorum, abstentions and non-votes would have the effect of a vote against the proposal.

How You Can Vote. Your vote is very important and we hope that you will attend the Annual Meeting. However, whether or not you plan to attend the Annual Meeting, please vote by proxy.

Registered Holders. If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered a registered holder of those shares. Please vote by proxy in accordance with the instructions on your Proxy Card, or the instruction you received by email.

A registered holder can vote in one of the following four ways:

●	Via the Internet. Go to the website noted on your Proxy Card in order to vote via the internet. Internet voting is available 24 hours a day. We encourage you to vote via the internet, as it is the most cost-effective way to vote. When voting via the internet, you do not need to return your Proxy Card.
●	By Telephone. Call the toll-free telephone number indicated on your Proxy Card and follow the voice prompt instructions to vote by telephone. Telephone voting is available 24 hours a day. When voting by telephone, you do not need to return your Proxy Card.
●	By Mail. Mark your Proxy Card, sign and date it, and return it in the enclosed postage-paid envelope. If you elected to electronically access the Proxy Statement and Annual Report, you will not be receiving a Proxy Card and must vote via the internet or by telephone.
●	In person. You may vote your shares at the Annual Meeting if you attend in person, even if you previously submitted a Proxy Card or voted via internet or telephone. Whether or not you plan to attend the Annual Meeting, however, we strongly encourage you to vote your shares by proxy before the meeting.

Beneficial Shareholders. If your shares are held in a brokerage account in the name of your bank, broker, or other holder of record (“beneficial holder” or “street name”), you are not a registered holder, but rather are considered a beneficial holder of those shares. Your bank, broker, or other holder of record will send you instructions on how to vote your shares. If you are a beneficial holder, you must obtain a legal proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.

Voting Deadlines. Shareholders voting by telephone or internet must vote by 12:01 a.m. Central Time, on April 24, 2025 to ensure that their vote is counted. If you are a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP), however, your vote must be received by 11:59 p.m. Central Time, on April 14, 2025.

Revocation of Proxy. Registered holders who vote by proxy, whether by telephone, internet or mail, may revoke that proxy at any time before it is voted at the Annual Meeting. You may do this by: (a) signing another Proxy Card with a later date and delivering it to us prior to the Annual Meeting or sending a notice of revocation to the Corporate Secretary of Westamerica at 1108 Fifth Avenue, San Rafael, CA 94901; (b) voting at a later time by telephone or on the internet prior to 12:01 a.m. Central Time, on April 24, 2025 (prior to 11:59 p.m. Central Time, on April 14, 2025 for ESOP participants); or (c) attending the Annual Meeting in person and casting a ballot. If you are a beneficial holder, you may change your vote by submitting new voting instructions to your broker or other nominee.

Additional Information

Householding. As permitted by the Securities Exchange Act of 1934 (the “Exchange Act”) only one envelope containing two or more Notices of Internet Availability of Proxy Materials is being delivered to shareholders residing at the same address, unless such shareholders have notified their bank, broker, Computershare Investor Services, or other holder of record that they wish to receive separate mailings. If you are a beneficial holder and own your shares in street name, contact your broker, bank or other holder of record to discontinue householding and receive your own separate copy of the Notice in future years. If you are a registered holder and own your shares through Computershare Investor Services, contact Computershare toll-free at 877-588-4258 or in writing directed to Computershare Investor Services, 150 Royall Street, Suite 101, Canton, MA 02021 to discontinue householding and receive multiple Notices in future years. To receive an additional Annual Report or Proxy Statement this year, contact Shareholder Relations at 707-863-6992 or follow the instructions on the Notice. Mailing of dividends, dividend reinvestment statements, and special notices will not be affected by your election to discontinue duplicate mailings of the Notice.

Electronic Access to Proxy Materials and Annual Reports. Whether you received the Notice of Internet Availability of Proxy Materials or paper copies of proxy materials, this Proxy Statement and the 2024 Annual Report are available on the Company’s website at: www.westamerica.com. If you hold your Westamerica Bancorporation common stock in street name through a broker, a bank or other nominee, you may have the option of securing your Proxy Statement and Annual Report via the internet. If you vote this year’s proxy electronically, you may also elect to receive future Proxy Statements, Annual Reports and other materials electronically by following the instructions given by your bank, broker, or other holder of record when you vote. Our website is available for information purposes only and should not be relied upon for investment purposes, nor is it incorporated by reference into this Proxy Statement.

Stock Ownership

Security Ownership of Certain Beneficial Holders. The following table sets forth information regarding shareholders beneficially holding more than 5% of Westamerica Bancorporation common stock outstanding as of March 5, 2025, based on information available to the Company, including filings made with the SEC.

Name and Address of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned		Percent of Class
American Century Companies, Inc. 4500 Main Street, Kansas City, MO 64111	Common	1,760,488	(1)	6.60%
BlackRock, Inc. 50 Hudson Yards, New York, NY 10001	Common	3,903,724	(2)	14.63%
Vanguard Group, Inc. 100 Vanguard Boulevard, Malvern, PA 19355	Common	3,505,495	(3)	13.14%
State Street Corp. 1 Congress Street, Suite 1, Boston, MA 02114	Common	1,355,040	(4)	5.08%

(1) The Schedule 13F-HR filed with the SEC on February 11, 2025, disclosed that at December 31, 2024, the reporting entity, American Century Companies, Inc., beneficially owned 1,760,488 shares as to which it held sole voting power over 1,716,159 shares, shared voting power over 44,329 shares, and sole dispositive power of 1,760,488 shares.

(2) The Schedule 13F-HR filed with the SEC on February 7, 2025, disclosed that as of December 31, 2024, the reporting entity, BlackRock, Inc., beneficially owned 3,903,724 shares as to which it held sole voting power over 3,851,923 shares and sole dispositive power over 3,903,724 shares.

(3) The Schedule 13F-HR filed with the SEC on February 11, 2025, disclosed that as of December 31, 2024, the reporting entity, Vanguard Group, Inc., beneficially owned 3,505,495 shares as to which it held shared voting power over 18,995 shares, sole dispositive power over 3,452,815 shares and shared dispositive power over 52,680 shares.

(4) The Schedule 13G filed with the SEC on February 5, 2025, disclosed that as of December 31, 2024, the reporting entity, State Street Corp, beneficially owned 1,355,040 shares as to which it held shared voting power over 169,964 shares and shared dispositive power over 1,355,040 shares.

Security Ownership of Directors and Management. The following table shows the number of common shares and the percentage of the common shares beneficially owned (as defined below) by each of the current Directors, by the Chief Executive Officer (“CEO”), by the Chief Financial Officer (“CFO”), by the other most highly compensated current executive officers, and by all Directors and Officers of the Company as a group as of March 5, 2025. For the purpose of the disclosure of ownership of shares by Directors and Officers below, shares are considered to be beneficially owned if a person, directly or indirectly, has or shares the power to vote or direct the voting of the shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership of shares within 60 days of December 31, 2024.

Amount And Nature Of Beneficial Ownership
Name and Address**	Sole Voting and Investment Power	Shared Voting and Investment Power		Right to Acquire Within 60 days of December 31, 2024	Total(1)		Percent of Class(2)
Alisa Belew	208	—		—	208		*
E. Joseph Bowler	—	25,887	(3)	—	25,887		0.1%
Martin Camsey(4)	—	—		—	—		*
Melanie Martella Chiesa	250	—		—	250		*
Michele Hassid	623	—		—	623		*
David L. Payne	772,707	356,733		—	1,129,440	(5)	4.2%
Edward B. Sylvester	57,490	—		—	57,490		0.2%
Inez Wondeh	495	—		—	495		*
Brian Donohoe	47	4,638	(6)	81,867	86,552		0.3%
Russell W. Rizzardi	—	—		—	—		*
Robert Baker	710	3,347		96,800	100,857		0.4%
Anela M. Jonas	2,042	534		7,067	9,643		*
All 12 Directors and Officers as a Group	834,572	391,139		185,734	1,411,445		5.3%

* Indicates beneficial ownership of less than one-tenth of one percent (0.1%) of the Company’s common shares.

** The address of all persons listed is 1108 Fifth Avenue, San Rafael, CA 94901.

(1) None of the shares held by the Directors and Officers listed above have been pledged with the exception of 84,439 shares owned by a family trust of which Mr. Payne is the sole trustee with sole voting and investment power. The shares are pledged to Gibson Radio and Publishing, which is 100% owned by such trust. Because the pledge is made by the trust to Gibson and Mr. Payne controls both, neither his beneficial ownership or his pecuniary interest in the shares would change if Gibson acquired the pledged shares upon a foreclosure.

(2) In calculating the percentage of ownership, all shares which the identified person or persons have the right to acquire by exercise of options are deemed to be outstanding for the purpose of computing the percentage of the class owned by such person, but are not deemed to be outstanding for the purpose of computing the percentage of the class owned by any other person.

(3) Shares held in trust as to which Mr. Bowler is co-trustee with shared voting and investment power.

(4) Mr. Camsey was appointed Director February 22, 2024. Mr. Camsey has an indirect ownership by spouse of 86 shares with no voting or investment power.

(5) Includes 242,417 shares held directly or indirectly by a family trust of which Mr. Payne is the sole trustee with sole voting and investment power. Of such 772,707 shares, 528,837 shares are held by Gibson Radio and Publishing, which is 100% owned by such trust and for which Mr. Payne serves as President and CEO. Mr. Payne and members of his immediate family are among the beneficiaries of the trust. Mr. Payne disclaims beneficial ownership of the shares held directly or indirectly by the trust except to the extent of his pecuniary interest therein. Also includes 462 shares held in a trust under the California Uniform Gift to Minors Act as to which Mr. Payne is custodian. Includes 345,808 shares held in a trust as to which Mr. Payne is co-trustee with shared voting and investment power.

(6) Includes 2,784 shares held in trust as to which Mr. Donohoe is co-trustee with shared voting and investment power.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities and Exchange Act requires the Company’s directors, executive officers, and persons who own more than ten percent of the Company’s common stock to file with the SEC initial reports of ownership, reports of changes in ownership of common stock of the Company, and to furnish the Company with copies of all Section 16(a) reports they file. Based solely upon a review of such reports and written representations that no other reports were required, the Company believes that all reports required by Section 16(a) of the Exchange Act to be filed by its executive officers and directors during the last fiscal year were filed on a timely basis except one Form 4 filing for Mr. Baker disclosing one transaction was filed late.

Insider Trading and Anti-Hedging/Anti-Pledging Policy

The Company’s Insider Trading and Stock Hedging Policy governs the purchases, sales and other dispositions of our securities by our directors, officers and employees in a manner intended to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. In addition, the policy prohibits our directors, executive officers, and other employees from engaging in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Company securities in which they have an economic interest. Prohibited transactions include but are not limited to: (1) selling short any Company common stock; and (2) buying or selling puts or calls or other derivatives on Company securities, or otherwise entering into any hedging arrangements involving Company securities. While the policy does not apply to the Company’s transactions in its securities, its Code of Conduct and Ethics requires that its officers, directors and employees adhere to applicable laws when carrying out the Company’s business.

PROPOSAL 1 – ELECTION OF DIRECTORS

Board of Directors

The Board has nominated eight candidates for election as Directors at the Annual Meeting to hold office until the next Annual Meeting or until their successors are elected and qualified. The proxies will vote for the eight nominees named below unless you give different voting instructions on your Proxy Card. Each nominee is presently a Director of the Company and has consented to serve a new term. The Board does not anticipate that any of the nominees will be unavailable to serve as a Director, but if that should occur before the Annual Meeting, the Board reserves the right to substitute another person as nominee or reduce the number of directors to be elected. The proxies will vote for any substitute nominated by the Board of Directors. The proxies may use their discretion to cumulate votes for election of Directors and cast all of such votes for any one or more of the nominees, to the exclusion of the others, and in such order of preference as they may determine at their discretion.

Nominees

The nominees for election as Directors are named and certain information with respect to them is given below. Our nominees are seasoned leaders who bring to the Board an array of financial services, public and private company, nonprofit, and other business experience. As a group they possess experience in leadership, consumer banking, commercial and small business banking, investment banking, capital markets, financial advisory services, finance and accounting, risk management and real estate. Many of the Directors have seen the Company through a variety of economic conditions. The information below has been furnished to the Company by the respective nominees. All of the nominees have engaged in their indicated principal occupation for more than five years, unless otherwise indicated and no nominee has served on the Board of Directors of another public company during the past five years. Each nominee is a current director of both the Company and its subsidiary, Westamerica Bank (the “Bank”).

Name of Nominees, Principal Occupations, and Qualifications

Alisa Belew – Director since 2023

Alisa Belew (41) is a Director and commercial real estate agent with Newmark in San Rafael, California. Ms. Belew is a member of the Loan and Investment Committee and the Employee Benefits and Compensation Committee. Ms. Belew was appointed to the Board in October 2023.

Ms. Belew joined Newmark in 2010 and specializes in leasing and sales of commercial properties in Marin and Sonoma counties. She is a dedicated, top performing real estate agent with a proven record of producing results for her clients. Ms. Belew advises clients on stabilization strategies and provides relevant market data. She prepares budgets, projections and competitive sets and advises on market trends. She specializes in managing the transaction process and all aspects of the marketing campaign, including preparing market reports, facilitating tours, contract negotiations, due diligence oversight and execution through the closing process. Ms. Belew is the fifth generation to teach Irish dancing through her family’s school, The Healy School of Irish Dance.

Alisa Belew’s extensive experience in commercial real estate, her understanding of business and her community involvement provide the board with in-depth knowledge of the market, especially in the North Bay.

E. Joseph Bowler – Director since 2003

E. Joseph Bowler (88) retired as Senior Vice President and Treasurer of the Company in 2002. He currently serves as a member of the Audit Committee, the Loan and Investment Committee and the Nominating Committee. Mr. Bowler holds a Masters of Business Administration from Stanford University.

With many years of direct banking experience, Mr. Bowler brings strong financial and investment expertise important to the oversight of our financial reporting and interest rate risk management. In addition, Mr. Bowler’s experience as a director and trustee of various nonprofit community and educational organizations brings strategic planning and corporate governance skills to the Board.

Martin Camsey – Director since 2024

Martin Camsey (64) was the Chief Financial Officer at O’Gara Coach Company from October 2020 to April 2022 and has over 35 years’ experience in the retail automobile business, including positions from Controller to Vice President/CFO and board member. Prior to that, Mr. Camsey was with Price Waterhouse for five years. Mr. Camsey retired in 2022. Mr. Camsey is a member of the Audit Committee and the Employee Benefits and Compensation Committee. Mr. Camsey was appointed to the Board February 2024.

Mr. Camsey is a member of the AICPA and California Society of CPA’s. Mr. Camsey earned a BS degree in Business Administration/Accounting from CSU Sacramento and is a Certified Public Accountant (inactive) in the State of California.Mr. Camsey has served on numerous nonprofit boards and organizations including: Junior Achievement, Salvation Army, Sacramento Children’s Museum, Stanford Home for Children, KVIE Public Television and Dignity Health Sacramento Service Area Hospital Community Board.

Martin Camsey’s education and background in finance and administration as well as operational responsibilities, both in retail business and nonprofit governance, provides the Board with financial expertise, management and entrepreneurial skills.

Melanie Martella Chiesa – Director since 2020

Melanie Martella Chiesa (58) is an optometrist in private practice at Ceres Eye Care in Ceres, California. Dr. Martella Chiesa is Chair of the Employee Benefits and Compensation Committee, a member of the Loan and Investment Committee, and Compliance Committee.

Dr. Martella Chiesa is a lifelong resident of Hughson, California where she is a partner in her family’s walnut and almond farming operations. She is an owner and board member of Martella Farms, Inc., Ag Commodities, Grower Direct Nut, Inc., ARK Development and Nutty Gourmet Nut Company. Dr. Martella Chiesa is a graduate of the University of California, Berkeley, where she received her Doctor of Optometry degree. Dr. Martella Chiesa also received Bachelor of Science degrees in food science and nutrition, functional biology and visual sciences.

Dr. Martella Chiesa is passionate about local community and philanthropy. She, along with her husband, founded the Ciara Chiesa Circle of Hope Fund. Melanie is also a past Director of the Stanislaus Community Foundation, chaired their Board, Executive Governance, and Scholarship Committee and continues to serve on the Asset Development and Governance Committees, as well as the Leadership in Education & Ag Fund. Dr. Martella Chiesa also served as a trustee for the Gallo Center for the Arts.

Along with leadership and private business knowledge, Dr. Martella Chiesa brings to the Board an understanding of agriculture, healthcare, philanthropy and issues of the Central Valley of California, which is one of Westamerica Bank’s primary markets.

Michele Hassid – Director since 2019

Michele Hassid (62) is Principal at Macias, Gini & O’Connell LLP, an accounting firm. Ms. Hassid serves as the Chair of the Audit Committee and is a member of the Compliance Committee, Executive Committee, and the Nominating Committee. Ms. Hassid has been designated as an Audit Committee “financial expert.”

Ms. Hassid joined Eckhoff and Company in 1990, and served as Managing Partner from 2013 until 2022, when the Company merged into Macias, Gini & O’Connell LLP. Ms. Hassid assists clients with financial and operational needs. Ms. Hassid graduated with honors from San Francisco State University with a B.A. in Accounting and is a graduate of the San Rafael Leadership Institute. She holds a CPA certificate and a CGMA certification. Ms. Hassid has memberships with AICPA, CALCPA, is the Treasurer of the Marin Leadership Foundation and is a finance committee member for Congregation Ner Tamid in San Francisco.

Ms. Hassid’s background and education provides financial expertise and entrepreneurial skills.

David L. Payne – Director since 1984

David L. Payne (69) is Chairman, President & CEO of Westamerica Bancorporation. He was appointed Chairman in 1988 and CEO in 1989. Mr. Payne is Chairman of the Executive Committee and is a member of the Compliance Committee. Mr. Payne is also Chairman, President & CEO of Westamerica Bank. He brings to the Board strong leadership and a vision for the future. He has a thorough knowledge of the banking industry, manages regulatory and business development issues, and has extensive financial and accounting expertise. Mr. Payne possesses excellent management, strategic development and business skills.

Since Mr. Payne’s appointment as Chairman of the Board, Westamerica’s dividends per share have risen thirteen-fold and capital levels have increased fifteen-fold. Total assets have increased more than 500% during his tenure. Return on equity was 13.8% for the year ended December 31, 2024.

Mr. Payne has successfully negotiated and led the Company through many mergers including: John Muir National Bank, Napa Valley Bancorporation, PV Financial, CapitolBank – Sacramento, North Bay Bancorp, ValliCorp Holdings, First Counties Bank, Kerman State Bank, Redwood Empire Bancorp, County Bank, and Sonoma Valley Bank. Mr. Payne also manages his family printing, publishing and cable television business.

Edward B. Sylvester – Director since 1979

Edward Sylvester (88) is a California registered civil engineer and founder of Sylvester Engineering and SCO Planning and Engineering. Mr. Sylvester is Chair of the Loan and Investment Committee, the Nominating Committee, and the Compliance Committee, and is a member of the Executive Committee, and serves as the Lead Independent Director of Westamerica Bancorporation.

Mr. Sylvester is the board Chairman of Nevada County Broadcasters, which owns KNCO and STAR 94 radio stations. He currently provides pro bono technical services to nonprofit organizations and also serves as a board member of Sierra Nevada Memorial Hospital and a member of the Foundation board. Mr. Sylvester is a board member of the Nevada County Finance Authority and the President of the Friends of Banner Mountain board, promoting preservation of trails and fire-wise issues. Mr. Sylvester has previously served as Chairman of the California Transportation Commission, Chairman of the Nevada County Transportation Commission, Chairman of the Board of the Grass Valley Chamber of Commerce, President of the Grass Valley Rotary Club, Chairman and founder of the Nevada County Business Association, President of the Sierra Trailblazers Running Club, Chairman of the California Alliance for Advanced Transportation Systems and numerous advisory committees of the county and the city of Grass Valley on engineering and policy-related issues. Mr. Sylvester has completed 23 marathons around the world and was the 14th person in the world to complete marathons on all seven continents including Antarctica. Mr. Sylvester is an avid traveler and photographer, who has visited 114 countries to date, searching for new things to experience and photograph.

The depth of Mr. Sylvester’s experience gives him first-hand understanding of all the nuances of development and development funding, a current knowledge of the retail economy, and a state-wide perspective and experience in funding allocation. His long tenure on the Board brings a historical and long-term perspective while he remains current on financial issues with his continuing leadership role in the community and active management positions.

Inez Wondeh – Director since 2021

Inez Wondeh (57) is the Chief Executive Officer at BASS Medical Group (“BASS”) in Walnut Creek, California and California Market President at BASS Privia Management Company of California, LLC. Ms. Wondeh is a member of the Audit Committee and Employee Benefits and Compensation Committee.

Inez Wondeh joined BASS in 2015 as the Chief Operating Officer. Ms. Wondeh has over 20 years of experience as a healthcare executive. Ms. Wondeh helped execute many of BASS’ growth strategy shifts, including increasing the company’s physician network. Ms. Wondeh provides visionary leadership that inspires the highest level of performance in the financial and operation administration at BASS. Ms. Wondeh holds a Master of Public Administration and a Master of Business Administration from the University of San Francisco. Ms. Wondeh is the founder of Ngozi Educational and Healthcare Foundation, a nonprofit dedicated to provide no-cost K-12 education and health services to rural Liberia, West African children.

Ms. Wondeh’s experience in finance, administration and strategic planning of various businesses provides the Board with exceptional leadership.

THE BOARD OF DIRECTORS RECOMMENDS ELECTION OF ALL NOMINEES

Board of Directors and Committees

Director Independence and Leadership Structure. The Board of Directors has considered whether any relationships or transactions related to a Director were inconsistent with a Director’s independence. Based on this review, the Board has determined that A. Belew, E.J. Bowler, M. Camsey, M. M. Chiesa, M. Hassid, E.B. Sylvester, and I. Wondeh are “independent” Directors as defined in NASDAQ rules. Mr. Payne is not independent because he is an officer of the Company and the Bank.

Our Board has carefully considered the critical issue of Board leadership. In the context of risk management, the leadership of each Board committee primarily responsible for risk management is vested in an independent committee chair. With regard to the leadership of the meetings of the full Board, our Board of Directors has carefully evaluated whether the positions of Chairman and CEO should be separate or combined. Our Board believes that the most effective leadership structure for the Company at this time is to combine the responsibilities of the Chairman and CEO, a structure that has been successful since 1989. The combined positions avoid a duplication of efforts, enable decisive leadership, and ensure a clear accountability for the performance of the Company, a more rapid implementation of decisions, and a consistent vision. Given the size of our employee base and our level of assets relative to larger, more complex banking structures, our Company is particularly well suited to combine the Chairman and CEO functions. Furthermore, our named executive officers have an average tenure of 32 years and do not require the substantial oversight needed by a less experienced team, which has allowed our Chairman and CEO to lead the Company through eleven acquisitions since 1992.

To ensure strong Board oversight seven of our eight Directors are, as noted above, independent as defined by NASDAQ. Only non-management directors sit on Board committees, with the exception of the Executive Committee and the Compliance Committee, and every non-management director sits on one or more of these Committees. All non-management directors meet at least four times a year outside the presence of the Chairman and CEO. The Board completes an annual board evaluation that is discussed by the Nominating Committee and presented to the full Board. Although the Board believes that it is more effective to have one person serve as the Chairman and CEO at this time, it also recognizes the importance of strong independent leadership on the Board. Accordingly, the Board has established a strong, Independent Lead Director, Mr. Sylvester, who serves at least one year from the date of appointment and has the following clearly delineated and comprehensive duties:

●	presides at all meetings of the Board at which the Chairman is not present, including executive sessions of the independent Directors;
●	serves as liaison between the Chairman and the independent Directors;
●	approves information sent to the Board;
●	approves meeting agendas for the Board;
●	approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;
●	has the authority to call meetings of the independent Directors; and
●	if requested by major shareholders, ensures that he or she is available for consultation and direct communication.

The Board does not believe that the fact an Independent Lead Director does not preside over the normal Board meeting business sessions limits the ability of the Board to have open exchanges of views, or to address any issues the Board chooses, independently of the Chairman.

The members of the Board of Directors of the Company also serve as the members of the Board of Directors of Westamerica Bank, and as such are well informed of bank operations through regular reports and discussions on the operations of the Bank. The Directors’ longevity with the Company has exposed them to a wide range of business cycles, which plays a critical role in managing the risk profile and profitability of the Company through the current economic environment.

Role of the Board of Directors in Risk Oversight. The Board is also responsible for overseeing all aspects of management of the Company, including risk oversight, which is effected through all Board committees, but primarily through the Board’s Audit Committee. The Internal Audit Department reports directly to the Board’s Audit Committee. It presents its independently prepared company-wide annual risk assessment, its evaluation of Management’s prepared risk assessment and its audit plan incorporating the risk assessment, including the policies and procedures utilized to monitor and control such exposures, to the Board’s Audit Committee.

The internal loan review function reports directly to the Board’s Audit Committee. It reports ongoing evaluations of loan portfolios and the risk rating of individual loans using guidelines established by bank regulatory authorities, to the Board’s Audit Committee.

Meetings. The Company expects all Board members to attend all meetings, including the Annual Meeting of Shareholders, except for reasons of health or special circumstances. The Board met nine times during 2024. Every Director attended at least 75% of the aggregate of: (i) the Board meetings held during that period in which they served;

and (ii) the total number of meetings of any Committee of the Board on which the Director served. Each individual who served on the Board of the Company on the date of the 2024 Annual Meeting of Shareholders attended the meeting.

Director Name	Executive Committee	Audit Committee	Employee Benefits and Compensation Committee	Loan and Investment Committee	Nominating Committee	Compliance Committee
Alisa Belew			X	X
E. Joseph Bowler		X		X	X
Martin Camsey(1)		X	X
Melanie Martella Chiesa			Chair	X		X
Michele Hassid	X	Chair			X	X
David L. Payne	Chair					X
Edward B. Sylvester	X			Chair	Chair	Chair
Inez Wondeh		X	X
Number of Meetings in 2024	9	5	5	9	1	4

(1) Mr. Camsey was appointed Director February 22, 2024.

Executive Committee. The Board delegates to the Executive Committee all powers and authority of the Board in the management of the business affairs of the Company between board meetings, which the Board is allowed to delegate under California law.

Audit Committee. The Board of Directors has determined that all members of the Audit Committee are independent, as that term is defined by applicable rules of NASDAQ for Audit Committee purposes. The Board has also designated Ms. Hassid is an “Audit Committee financial expert” as defined by the rules of the SEC and has determined that she is “financially sophisticated” under NASDAQ rules. In concluding that Ms. Hassid is the Audit Committee financial expert, the Board determined that she possess:

●	an understanding of generally accepted accounting principles and financial statements;
●	the ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;
●	experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by the Company’s financial statements, or experience actively supervising one or more persons engaged in such activities;
●	an understanding of internal control over financial reporting; and
●	an understanding of Audit Committee functions.

Designation of a person (or persons) as an Audit Committee financial expert does not result in the person being deemed an expert for any purpose, including under Section 11 of the Securities Act of 1933. The designation does not impose on the person any duties, obligations or liability greater than those imposed on any other Audit Committee member or any other Director and does not affect the duties, obligations or liability of any other member of the Audit Committee or Board of Directors.

The Audit Committee provides independent, objective oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the independence and performance of the Company’s independent auditor as it performs audit, review or attest services, and the Company’s internal audit and control function. It selects and retains the independent registered public accounting firm, and reviews the plan and the results of the auditing engagement. It acts pursuant to a written charter that was reaffirmed by the Board of Directors in January 2025, which is attached as Exhibit A to the Proxy Statement for the 2024 Annual Meeting of Shareholders.

Employee Benefits and Compensation Committee. The Employee Benefits and Compensation Committee of the Board of Directors (the “Compensation Committee”) is comprised solely of Directors who are not current or former employees of Westamerica or any of its affiliates. They are independent as defined by NASDAQ rules.

The Compensation Committee administers Westamerica Bancorporation’s equity incentive plan, Tax Deferred Savings and Retirement Plan, Deferred Profit Sharing Plan, Deferred Compensation Plan, and the Westamerica Bancorporation Deferral Plan. It administers the Company’s compensation programs and reviews and reports to the Board the compensation level for executive officers, including the CEO, of the Company and its subsidiaries and determines that compensation plans are balanced between financial results and prudent risk taking. The Compensation Committee determines annual corporate performance objectives for equity compensation and cash bonuses and their related corporate, divisional and individual goals. Based on the CEO’s assessment of the extent to which each executive officer met those objectives and goals, the Committee determines each executive officer’s annual equity compensation and cash bonus. The Compensation Committee also establishes the individual goals and targets for the CEO. All compensation approved by the Compensation Committee is reported to the full Board of Directors.

The role of the Compensation Committee is described in greater detail under the section entitled “Compensation Discussion and Analysis.”

The Compensation Committee is governed by a written charter as required by NASDAQ rules. The charter was reaffirmed by the Board of Directors in January 2025 and is attached as Exhibit A to the Proxy Statement for the 2023 Annual Meeting of Shareholders. The Compensation Committee has the authority to seek assistance from officers and employees of the Company as well as external legal, accounting and other advisors. It has not retained outside consultants for compensation advice, but can request assistance on an as-needed basis. It does not delegate authority to anyone outside of the Compensation Committee. The Payroll and Employee Benefits Department supports the Compensation Committee by fulfilling certain administrative duties regarding the compensation programs.

Nominating Committee. The Board of Directors has determined that all members of the Nominating Committee are independent, as defined in NASDAQ rules.

The Nominating Committee screens and recommends qualified candidates for Board membership. This Committee recommends a slate of nominees for each Annual Meeting. As part of that process, it considers each existing Board member’s contributions. The Committee also considers recommendations of shareholders. The Committee applies the same evaluation standards whether the candidate was recommended by a shareholder or the Board. The Nominating Committee is governed by a written charter, which was reaffirmed by the Board of Directors in January 2025 and attached as Exhibit A to this Proxy Statement.

While the Board does not have a formal diversity policy, it broadly defines diversity to encompass a range of skills and expertise sufficient to provide prudent guidance to the Company. In addition to the qualifications and characteristics described below, it considers whether the potential Director assists in achieving a mix of Board members that represents a diversity of background, perspective, and experience. Our Board includes Directors with experience in public corporations and nonprofit organizations, as well as entrepreneurial individuals who have successfully run their own private enterprise. Our Board also has a broad set of skills necessary for providing oversight to a financial institution, which includes proven leadership, and expertise in capital management, finance, accounting, regulatory affairs, and investment management.

Compliance Committee. The Committee provides oversight of the Company’s Compliance Management System to ensure compliance with consumer protection laws and regulations.

Nominating Directors. Shareholder nominations must be made in accordance with Section 2.14 of the Bylaws of the Company. That section requires, among other things, that nominations be submitted in writing and must be received by the Corporate Secretary not earlier than 120 days and not later than 90 days before the anniversary of the date of the prior year’s Annual Meeting of Shareholders. If the date for the current year’s Annual Meeting changes more than 30 days from the date on which the prior year’s meeting was held, the Company must receive notice not earlier than 120 days prior to such Annual Meeting and not later than 90 days before such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation. In addition, to comply with the SEC’s universal proxy rules, shareholders who intend to solicit proxies in support of nominees other than the Company’s nominees must provide notice setting forth the information required by SEC Rule 14a-19 no later than January 31, 2026, or such earlier date as may be required by the Company’s Bylaws. The nominating shareholder (or a qualified representative) and the nominating shareholder’s candidate(s) must be present in person at the meeting for the election of directors.

Nominations must include the following information:

●	the principal occupation of the nominee;
●	the total number of shares of capital stock of the Company that the shareholder expects will be voted for the nominee;
●	the name and address of both the nominee and the nominating shareholder;
●	the number of shares of capital stock of the Company owned by the nominating shareholder; and
●	if requested by the Company, the nominee must complete a director questionnaire to be provided by the Company. If a nominating shareholder will solicit proxies for a nominee or nominees other than the corporation’s nominees in accordance with SEC Rule 14a-19 the nominating shareholder’s written nomination must also include all information required to be provided to the Company by Rule 14a-19 and a written representation and undertaking that such shareholder will comply with requirements of Rule 14a-19 and all requirements of the SEC’s proxy rules.

The Committee has specified the following minimum qualifications it believes must be met by a nominee for a position on the Board:

●	appropriate personal and professional attributes to meet the Company’s needs;
●	highest ethical standards and absolute personal integrity;
●	physical and mental ability to contribute effectively as a Director;
●	willingness and ability to participate actively in Board activities and deliberations;
●	ability to approach problems objectively, rationally and realistically;
●	ability to respond well and to function under pressure;
●	willingness to respect the confidences of the Board and the Company;
●	willingness to devote the time necessary to function effectively as a Board member;
●	possess independence necessary to make unbiased evaluation of Management performance;
●	be free of any conflict of interest that would violate applicable law or regulation or interfere with ability to perform duties;
●	broad experience, wisdom, vision and integrity;
●	understanding of the Company’s business environment; and
●	significant business experience relevant to the operations of the Company.

Loan and Investment Committee. This Committee reviews major loans and investment policies.

Director Compensation

The following table and footnotes provide information regarding the compensation paid to the Company’s non-employee Directors in the year 2024. Directors who are employees of the Company receive no compensation for their services as Directors.

Name(1)	Fees Earned Paid in Cash ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(2) ($)	Total ($)
Alisa Belew	42,400	—	42,400
E. Joseph Bowler	43,000	—	43,000
Martin Camsey(3)	34,567	—	34,567
Melanie Martella Chiesa	46,050	—	46,050
Michele Hassid	46,650	—	46,650
Edward B. Sylvester	51,300	—	51,300
Inez Wondeh	40,000	—	40,000

(1) Non-employee Directors did not receive options or stock awards in 2024 and none hold any options or stock awards. During 2024, non-employee Directors of the Company were paid an annual retainer of $22,000. Each non-employee Director received $1,200 for each meeting of the Board attended and $600 for each Committee meeting attended. The Chairman of each Committee received an additional $250 for each Committee meeting attended. All non-employee Directors are reimbursed for expenses incurred in attending Board and Committee meetings. The Chairman of the Board, David L. Payne, is compensated as an employee and did not receive any compensation as a Director.

(2) The Deferred Compensation Plan allows non-employee Directors to defer some or all of their Director compensation with interest earnings credited on deferred compensation accounts. In 2024, the amount of interest earned on nonqualified deferred compensation balances did not exceed 120% of the long-term Applicable Federal Rate, with compounding.

(3) Mr. Camsey was appointed Director February 22, 2024.

EXECUTIVE COMPENSATION

Executive Officers

The executive officers of the Company and Westamerica Bank serve at the pleasure of the Board of Directors and are subject to annual appointment by the Board at its first meeting following the Annual Meeting of Shareholders. It is anticipated that each of the executive officers listed below will be appointed to serve in such capacities at that meeting with the exception of Mr. Thorson who retired January 24, 2025.

David L. Payne – Held since 1984

David L. Payne (69) is the Chairman of the Board, President and CEO of the Company and Westamerica Bank. Mr. Payne also manages his family printing, publishing and cable television business. For additional information regarding Mr. Payne, please see “Proposal 1 – Election of Directors - Board of Directors” above.

John “Robert” A. Thorson – Held since 2024

John “Robert” Thorson (64) is Senior Vice President and former Treasurer for the Company, retiring in January 2025. Mr. Thorson joined Westamerica Bancorporation in 1989, was Vice President and Manager of Human Resources from 1995 until 2001, was Senior Vice President and Treasurer from 2002 through 2005 and 2020 through 2022, and was Senior Vice President and Chief Financial Officer from 2005 through 2019 and 2023 through 2024. He was reappointed as Treasurer in June 2024.

Anela M. Jonas – Held since 2024

Anela M. Jonas (51) is Senior Vice President and Chief Financial Officer of the Company effective June 2024. Ms. Jonas is a California licensed Certified Public Accountant (inactive) who has performed a variety of responsibilities in the Company’s Finance and Administration Division for thirteen years, including serving as Controller.

Brian Donohoe – Held since 2019

Brian Donohoe (43) is Senior Vice President and Chief Information Officer of the Company. Mr. Donohoe joined Westamerica Bancorporation in 1999 and has held a variety of positions in the Banking Division and the Operations and Systems Division, most recently, Vice President and Manager of Business Services until 2018.

Russell W. Rizzardi – Held since 2008

Russell W. Rizzardi (69) is Senior Vice President and Chief Credit Administrator of Westamerica Bank. Mr. Rizzardi joined Westamerica Bank in 2007. He has been in the banking industry since 1979 and was previously with Wells Fargo Bank and U.S. Bank.

Robert Baker – Held since 1995

Robert Baker (60) is Senior Vice President, Banking Division Manager of Westamerica Bank. Mr. Baker joined Westamerica Bank in 1995 through the Bank’s acquisition of Pacific Valley National Bank. He later served as Senior Vice President, Sales and Marketing Director with County Bank and rejoined Westamerica in 2009. He has been in the banking industry since 1985 and has held various positions in branch banking, lending and marketing.

Code of Ethics. The Company has adopted a Code of Ethics (as defined in Item 406 of Regulation S-K of the Securities Act of 1933) that is applicable to its senior financial officers including its chief executive officer, chief financial officer, and principal accounting officer.

Compensation Discussion and Analysis

The executive compensation practices described below have been followed consistently for thirty-one years. At each Annual Meeting of Shareholders since 2010, a majority of our shareholders approved an advisory proposal on the Company’s executive compensation. Last year 99 percent of the shares voting on this proposal voted to support our Corporation’s executive compensation strategy.

The Compensation Committee governs the executive compensation program that combines three compensation elements: base salary, annual non-equity cash incentives, and long-term stock grants. Several compensation philosophies and practices underlie this program:

●	base salaries for participants in this program should be limited to foster an environment where incentive compensation motivates and rewards corporate, divisional, and individual performance.
●	incentive compensation (annual non-equity cash incentives and long-term stock grants) is based on measurement of performance against pre-established objective measurable goals. Specific criteria for each objective are established for “threshold,” “target,” and “outstanding” performance. On any one measure, performance below “threshold” results in no credit for that objective. “Threshold” performance results in 75% achievement, “target” performance results in 100% achievement, and “outstanding” performance results in 150% achievement. The performance achievement level determines the size of incentive compensation awards.
●	long-term incentive stock grants will be awarded to senior management if the corporate performance level is rated “threshold” or better. The purpose of long-term incentive grants is to:
–	motivate senior management to focus on long-term performance;
–	avoid excessive risk-taking and instill conservative management practices;

–	build equity ownership among Westamerica’s senior management;
–	link shareholder interests to management incentives; and
–	create ownership mentality among senior management.

In February 2013, the Board of Directors adopted a clawback policy that requires executive officers to forfeit previously awarded incentive compensation if the incentives were based on materially inaccurate financial statements or other performance measures that are later proven to be materially inaccurate or the achievement of which were due to fraud or other misconduct. The Company’s 2019 Westamerica Omnibus Plan includes a clawback provision with similar terms. In October 2023, the clawback policy was revised to comply with new NASDAQ listing standards.

Establishing Incentive Levels, Determining Objectives and Measuring Performance. In administering the executive compensation program, the Compensation Committee determines “target” incentives for each position annually. The Compensation Committee exercises discretion in establishing “target” incentives in an effort to provide competitive pay practices while motivating and rewarding performance that benefits the Company’s long-term financial performance and shareholder interests, and avoids excessive risk-taking.

At the beginning of each calendar year, the Compensation Committee establishes annual corporate performance objectives. In establishing corporate performance objectives, the Compensation Committee takes into consideration the current operating environment for the commercial banking industry as well as internal management policies and practices which would, in the Compensation Committee’s opinion, benefit the long-term interests of the Company and its shareholders. Corporate performance measures include risk management elements considered to be responsive to the impact that current operating conditions could have on the long-term performance of the Company. The Compensation Committee monitors the economy and the banking industry’s operating environment throughout the ensuing year, and may exercise discretion in adjusting corporate performance objectives during the year.

The operating environment for the commercial banking industry is impacted by a myriad of factors including, but not limited to, local, national and global economic conditions, interest rate levels and trends, monetary policies of the Federal Reserve Board and its counterparts in other countries, fiscal policies of the United States government and other global political conditions, regulations and legislation, liquidity in capital markets, the demand for capital by commercial enterprises and consumers, new financial products, competitive response to changing conditions within the industry, trade balances, the changing values of real estate, currencies, commodities and other assets, and other factors.

Management policies and practices the Board considers in establishing corporate performance objectives include, but are not limited to, management of the Company’s balance sheet and product pricing in a manner which will benefit the long-term financial interests of shareholders, the type and variety of financial products and services offered by the Company, adherence to internal controls, management of the credit risk of the Company’s loan and bond portfolios, management of liquidity to meet depository customer needs, the results of internal, regulatory and external audits, service quality delivered to the Company’s customers, service quality of “back office” support departments provided to those offices and departments directly delivering products and services to the Company’s customers, maintenance of operating policies and procedures which remain appropriate for risk management in a dynamic environment, timely and efficient integration of any acquired companies, operational efficiencies, and capital management practices.

Restricted performance shares (“RPS”) are restricted stock unit awards that vest upon the achievement of performance objectives established by the Compensation Committee. Historically, the Company has granted RPS awards to its executives with a three-year vesting period and vesting conditions based on performance factors including the Company’s three year cumulative diluted earnings per share (EPS), three year average of annual return on average total assets (ROA); three year average of annual return on average shareholders’ equity relative to industry average ROE (ROE differential); non-performing assets to total assets (NPA); and the efficiency ratio over three years.

In addition to establishing corporate performance objectives, the Compensation Committee also establishes individual goals for the CEO. In regard to the other executives named in the accompanying tables, the CEO recommends divisional and individual performance objectives to the Compensation Committee, which considers, discusses, adjusts as necessary, and adopts such performance objectives.

Upon the closure of each calendar year, the Compensation Committee reviews corporate, divisional, and individual performance against the performance objectives for the year just completed. After thorough review and deliberation, the Compensation Committee determines the recommended amount of individual non-equity cash incentives and stock-based incentive awards. The Compensation Committee reports such incentives to the Board of Directors. Meetings of the Compensation Committee and Board of Directors routinely occur in January, immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes.

Equity Compensation Plans. Long-term stock grants may only be awarded under shareholder approved stock-based incentive compensation plans (the “equity incentive plans”).

In 2019, the Company’s shareholders approved the 2019 Westamerica Omnibus Plan (the “2019 Plan”). The 2019 Plan authorizes the grant of up to 1,235,898 shares (plus shares that become available if awards under prior plans expire unexercised or are cancelled, forfeited or terminated before being exercised). In addition, the 2019 Plan authorizes the issuance of shares under an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by the Company. Any additional authorization of shares available for issuance must be approved by shareholders. The 2019 Plan expires on April 25, 2029, after which shareholder approval is again required to extend the term or approve a new equity incentive plan. If shareholders vote to approve Proposal 3, the 2025 Omnibus Equity Incentive Plan will replace the 2019 Plan.

The 2019 Plan replaced the Company’s 2012 Amended and Restated Stock Option Plan of 1995 (the “2012 Amended Plan”). The Company may no longer grant any awards under the 2012 Amended Plan, though awards previously issued under such plan continue to be outstanding, subject to the terms of the applicable awards agreements. The 2012 Amended Plan established governing terms and conditions for all stock grants awarded from the effective date of the plan through the effective date of the 2019 Plan.

The 2019 Plan allows the following types of stock-based compensation awards:

Incentive Stock Options (“ISO”) allow the optionee to buy a certain number of shares of Westamerica Bancorporation common stock at a fixed price, which is established on the date of the option grant. ISOs are intended to meet the requirements of Section 422 of the Internal Revenue Code which provide advantages if certain conditions are met. If the optionee holds the acquired stock for the designated holding period, the optionee defers the timing of recognizing taxable income related to exercising the ISO. If the optionee complies with the ISO requirements, the Company does not receive a corporate tax deduction related to the shares issued.

Nonqualified Stock Options (“NQSO”) also give the optionee the option to buy a certain number of shares of Westamerica Bancorporation common stock at a fixed price, which is established on the date of grant. Unlike ISOs, NQSOs do not allow deferral of taxable income for the optionee. At the time NQSOs are exercised, the optionee incurs taxable income equal to the spread between the exercise price and the market price of the stock, and the Company receives a corporate tax deduction in the same amount.

Share Appreciation Rights (“SAR”) provide the holder a cash payment equal to the difference between the fair market value of the Westamerica Bancorporation common stock on the date the SAR is surrendered and the fair market value of the Company’s common stock on the date the SAR was granted. The optionee incurs taxable income at the time the SAR is settled and the Company receives a corporate tax deduction in the same amount.

Restricted Shares and Restricted Stock Units. The Compensation Committee determines the vesting schedule and performance goals, if any, applicable to the grant of restricted shares and Restricted Stock Units. Restricted Stock Units are awards that may be settled in Westamerica Bancorporation common stock or cash, subject to vesting. As described above, the Company has historically granted Restricted Stock Units as RPS awards that settle in shares of Westamerica Bancorporation common stock, subject to the achievement of performance objectives. Award recipients receive shares at the end of the performance measurement period only if performance objectives are achieved. The award recipient incurs taxable income at the time any RPS vests and the Company receives a corporate tax deduction in the same amount.

Determination of Awards to Grant. In determining which type of stock-based compensation awards to grant, the Compensation Committee considers the attributes of each form of incentive. Examples include the ability to motivate management to make decisions based on the long-term interests of shareholders, the desire to compensate with shares rather than cash, and the tax consequences of each type of award. The Compensation Committee retains the latitude to utilize all forms of incentives provided under the equity incentive plans. In the current and preceding years, the Compensation Committee has utilized NQSO and RPS based on the motivational aspects of stock price appreciation, the settlement in shares rather than cash, and the preservation of tax deductions for the Company. As of March 5, 2025, the Company had no ISO or SAR awards outstanding.

Determination of Exercise Price. The equity incentive plans require the exercise price of each NQSO, ISO or SAR to be no less than one hundred percent (100%) of the fair market value of Westamerica Bancorporation common stock on the date of grant. The equity incentive plans do not allow re-pricing stock options for poor stock price performance.

Stock-based compensation awards are submitted by the Compensation Committee to the full Board of Directors for review. As described above, these meetings have routinely occurred in January immediately following the closure of the calendar year for which performance is measured for incentive compensation purposes. The Compensation Committee meeting has routinely been held during the same week as the related Board of Directors meeting. These January meetings follow by no more than ten business days the Company’s public disclosure of its financial results for the preceding year. As a result, stock option grants are awarded, and the exercise price of such grants are determined at a time when the Company has broadly disseminated its financial condition and current operating results to the public. The Company’s outstanding stock option grants are dated, and related stock option exercise prices are determined, on the January date the Compensation Committee meets to approve such grants.

Long-Term Incentive Attributes. The Board of Directors has designated the Compensation Committee as the administrator of the equity incentive plans. The Compensation Committee reports to the Board the terms and conditions of awards granted under these plans. In carrying out this responsibility, the Compensation Committee designs such awards as long-term incentives. The terms and conditions of currently outstanding awards under the Company’s several equity incentive plans include:

●	NQSO grants vest one-third (1/3) on each anniversary of the grant date. As such, NQSO grants become fully vested over a three-year period. NQSO grants expire on the tenth anniversary of the grant date. The Company does not pay dividends on shares underlying NQSO grants until the optionee exercises the option and the shares are outstanding on a dividend record date.

●	RPS awards vest three years following the grant date, only if corporate performance objectives are achieved over the three-year period. The Company does not pay dividends on shares underlying RPS awards until vesting occurs and shares awarded become outstanding on a dividend record date.

The Company’s long-standing practice has been to grant equity awards, including stock options, on a predetermined schedule. On the date of the regular Board meeting of the fiscal year, the Compensation Committee reviews and approves the value and amount of the equity compensation to be awarded (including RPS awards and stock options) to executive officers, other than the CEO who has not received equity awards in recent years. The first regular meeting of the Board typically occurs after the Company’s release of the financial results for the prior fiscal year through the filing of a Current Report on Form 8-K but before the filing of the Company’s Annual Report on Form 10-K for that fiscal year, typically during the final week of January.

The Compensation Committee does not take material nonpublic information into account when determining the timing and terms of equity awards. Instead, the timing of grants is in accordance with its compensation cycle, with awards granted at the start of the new fiscal year to incentivize the executives to deliver on the Company’s strategic objectives for the new fiscal year. The Company has not timed the disclosure of material nonpublic information to affect the value of executive compensation, but instead has adhered to the schedule described above.

Compensation for the Chairman, President & CEO. Mr. Payne performs two functions for the Company. These two functions tend to be compensated separately at similarly sized banking institutions. Mr. Payne serves as Chairman of the Board with responsibilities including oversight of the organization and external strategic initiatives. Mr. Payne also serves as President and CEO with responsibilities including daily management of internal operations. Mr. Payne’s total compensation reflects these broad responsibilities. Consistent with the overall compensation philosophy for senior executives, Mr. Payne’s compensation has a greater amount of pay at risk through incentives than through base salary. Since Mr. Payne is compensated as an executive, he is not eligible to receive compensation as a Director.

As noted on page 35 of this Proxy Statement under the Pension Benefits Table, during 1997 the Company entered into a nonqualified pension agreement (“Pension Agreement”) with Mr. Payne in consideration of Mr. Payne’s agreement that RPS awards granted in 1995, 1996 and 1997 would be cancelled.(1) In entering the Pension Agreement, the Board of Directors considered the following:

●	Mr. Payne had a significant beneficial interest in Westamerica Bancorporation common stock, which was more than adequate to continue to provide motivation for Mr. Payne to continue managing the Company in the best interests of shareholders.

●	in 1997, the Company had consummated its largest acquisition, with significant total asset growth of approximately 51 percent. One of the Board’s objectives was to provide a compensation mechanism providing retention features for Mr. Payne. Retention of Mr. Payne as President and CEO was desired following the Company’s significant growth. The RPS awards surrendered for the Pension Agreement were scheduled to vest on dates in 1998, 1999 and 2000, while the Pension Agreement was not fully vested until December 31, 2002. Additionally, the 20-year certain pension provided under the Pension Agreement was to commence upon Mr. Payne’s attainment of age 55. Mr. Payne was age 42 at the time of entering the Pension Agreement.

Compensation Awarded to Named Executive Officers. Base salaries for participants in the executive compensation program are generally limited to foster an environment where incentive compensation motivates and rewards corporate, divisional, and individual performance. As such, base pay increases are generally infrequent and limited to “control points” assigned to each position. The non-equity cash incentive formula has the following components:

(1) The value of the surrendered RPS shares and the Pension Agreement were considered equivalent based on actuarial assumptions.

"Target" Cash Incentive	X	Composite Corporate, Divisional and Individual Performance Level	=	Cash Incentive Award

In structuring performance goals for the named executive officers, the Compensation Committee emphasizes goals, which if achieved, will benefit the overall Company. As such, senior management level positions have high relative weighting on corporate objectives, and divisional leadership positions also have significant weighting on divisional objectives. The “target” cash incentive and the weighting of goals for the named executive officers for 2024 performance were as follows:

	“Target”	Goal Weighting
	Cash
	Incentive	Corporate	Divisional	Individual
Mr. Payne	$350,000	80%	—	20%
Mr. Thorson(1)	134,400	55%	25%	20%
Ms. Jonas	58,000	55%	25%	20%
Mr. Donohoe	71,500	55%	25%	20%
Mr. Rizzardi	60,500	55%	35%	10%
Mr. Baker	67,500	50%	40%	10%

The Compensation Committee establishes corporate goals with the intent to balance current profitability with long-term stability of the Company and its future earnings potential. The 2024 corporate performance goals related to current year “profitability” included return on average equity, return on average assets and diluted earnings per share. The performance goals designed to maintain the long-term stability of the Company include “quality” and “control” components. The “quality” measures include loan portfolio quality measures (classified loans and other real estate owned, non-performing loans and other real estate owned, and net loan losses to average loans) and service quality measures (service quality of support departments and branches). The “control” measures include annual non-interest expense to annual revenues (efficiency ratio), the level of annual non-interest expenses, and internal audit results. By maintaining both current year “profitability” goals and longer-term “quality” and “control” goals, Management has a disincentive to maximize current earnings at the expense of longer-term results.

At the beginning of the year, the Compensation Committee’s expectations for the 2024 operating environment included an uncertain trajectory for inflation and Federal Open Market Committee (FOMC) monetary policy, employment conditions, sustainability of fiscal stimulus influences over deposit volumes, and evolution of intermediate-term interest rate levels. The Committee reserved the ability to exercise a certain degree of judgment in adjusting target goals based on the ultimate operating environment.

The Compensation Committee determined the 2024 operating environment was generally characterized as follows:

●	the monetary policies of the FOMC became less restrictive, but with elevated near-term interest rates influencing depositor yield expectations;
●	the Treasury yield curve migrated from inverted toward a normal shaped curve;
●	disinflation caused the core rate of inflation to approach, but not meet, the FOMC target inflation rate;
●	employment conditions remained solid;
●	the Federal Reserve reduced its holdings of bonds, reducing liquidity in the marketplace; and

(1) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

●	office vacancies remained elevated following the pandemic, pressuring office commercial real estate valuations.

The Compensation Committee considered Management’s response to the current operating environment including:

●	reducing floating-rate assets to reduce exposure to interest rate risk;
●	reducing deposit yields as the FOMC reduced the federal funds rate to reduce funding costs;
●	maintaining superior customer service for the Company’s service-oriented depositor base;
●	consistently applying conservative credit risk practices in the loan and bond portfolios;
●	adjusting risk-based loan pricing to higher market yields to support long-term financial results;
●	maintaining a prudent liquidity position;
●	management of human resources throughout the organization during a period of tight labor conditions;
●	maintaining relatively low operating costs; and
●	prudent management of capital enabling the Company to continue providing increasing annual dividends per share to shareholders, and positioning the Company for growth opportunities.

The Compensation Committee exercised judgment by making adjustments to actual results to take into account the impact of the operating environment. Adjusted actual results against “target” performance goals were:

	Performance	Adjusted Actual
Profitability Goals:	“Target”	Results
Return on average shareholders’ equity	13.84%	13.90%
Return on average assets	2.14%	2.17%
Diluted earnings per share	$5.13	$5.16

Quality Goals:
Classified loans and other real estate owned	$30 million	$31 million
Non-performing loans and other real estate
owned	$5 million	$1 million
Net loan losses to average loans	0.27%	0.29%
Service quality	Improving	Improving

Control Goals:
Non-interest expense to revenues (efficiency ratio)	36.3%	35.6%
Non-interest expenses	$108.0 million	$104.4 million
Below satisfactory internal audits	none	none

In reviewing the operating environment, Management’s response to the operating environment, and adjusted results compared to “target” performance goals, the Compensation Committee determined corporate performance to be 114%

of target goals.

As described above, divisional and individual goals are used in conjunction with corporate performance goals to determine cash bonus awards.

In addition to daily management responsibilities, Mr. Payne’s individual goals included:

●	managing the Company to achieve 2024 corporate performance goals approved by the Board of Directors, including return on equity, return on assets, earnings per share and operating expenses;
●	management oversight of merchant services function and related revenue;
●	ensure an effective control environment as validated by internal and external audits;

●	management oversight of divisional managers toward achievement of their assigned goals and objectives;
●	support senior leadership transitions due to retirements or other changes;
●	support an effective investor relations program;
●	execution of an outbound calling program related to potential merger and acquisition opportunities;
●	completion of branch visitations and inspections; and
●	support of balance sheet management activities, including a key depositor retention program.

Based on individual performance against these goals, the Committee exercised its discretion and assigned Mr. Payne a composite corporate and individual performance level of 110%.

In addition to routine on-going divisional responsibilities, Mr. Thorson(1) managed the Finance and Treasury Divisions toward functional goals, which included:

●	manage the balance sheet to meet financial performance objectives while maintaining appropriate liquidity, capital levels, and interest rate risk;
●	management of the bond portfolio including credit risk, liquidity, and risks derived from possible movements in interest rates;
●	manage rates paid on depository products to achieve the Company’s low-cost funding objective;
●	progress in personnel recruiting and employee development plans;
●	control of divisional operating expenses;
●	maintenance of sound operating practices and internal controls;
●	achieve Community Reinvestment Act investment goals;
●	manage the Trust Department toward achieving fee goals, personnel development objectives, and delivering superior customer service; and
●	satisfactory regulatory examinations, external audits, and internal audits.

Based on the Finance and Treasury Divisions’ results, the Committee determined divisional performance to be 125%.

In addition to daily management responsibilities, Mr. Thorson’s individual goals included:

●	provide training, mentoring and development to targeted personnel;
●	investor relations activities; and
●	capital management for the Company and subsidiary bank.

Based on individual performance against these goals, the Committee determined Mr. Thorson’s individual performance to be 150%. As a result, Mr. Thorson’s composite corporate, divisional and individual performance level was 124%.

In addition to routine on-going divisional responsibilities, Ms. Jonas managed the Finance & Administration Division toward functional goals, which included:

●	progress in personnel recruiting and employee development plans;
●	implementation of significant systems;
●	control of divisional operating expenses;
●	maintenance of sound operating practices and internal controls;
●	achievement of customer service goals; and
●	satisfactory regulatory examinations, external audits, and internal audits.

(1) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

Based on the Finance & Administration Divisions’ results, the Committee determined divisional performance to be 123%.

In addition to daily management responsibilities, Ms. Jonas’ individual goals included:

●	transition into division management roles and responsibilities;
●	develop effective working relationships and communication practices with third party service providers; and
●	provide training, mentoring and development to targeted personnel.

Based on individual performance against these goals, the Committee determined Ms. Jonas’ individual performance to be 125%. As a result, Ms. Jonas’ composite corporate, divisional and individual performance level was 118%.

In addition to routine on-going divisional responsibilities, Mr. Donohoe managed the Operations & Systems Division toward functional goals, which included:

●	meet divisional service quality standards;
●	manage divisional operating costs to budgeted levels;
●	completion of projects to control and lower operating expenses;
●	completion of projects to increase noninterest income; and
●	satisfactory internal and external audit results.

Based on the Operations & Systems Division’s results, the Committee determined divisional performance to be 121%.

In addition to daily management responsibilities, Mr. Donohoe’s individual goals included:

●	staff development, coaching, and mentoring; and
●	negotiation of key vendor contracts.

Based on individual performance against these goals, the Committee determined Mr. Donohoe’s individual performance to be 138%. As a result, Mr. Donohoe’s composite corporate, divisional and individual performance level was 120%.

In addition to routine on-going divisional responsibilities, Mr. Rizzardi managed the Credit Division toward functional goals, which included:

●	meet loan portfolio credit quality objectives;
●	manage loan underwriting to Company standards;
●	achieve satisfactory internal and external audits;
●	manage service quality of operating units to established standards; and
●	manage operating costs at or below budgeted levels.

Based on the Credit Division’s results, the Committee determined divisional performance to be 103%.

In addition to daily management responsibilities, Mr. Rizzardi’s individual goals included:

●	ensure division meets compliance goals; and
●	provide support to the loan review function.

Based on individual performance against these goals, the Committee determined Mr. Rizzardi’s individual performance to be 100%. As a result, Mr. Rizzardi’s composite corporate, divisional and individual performance level was 109%.

In addition to routine on-going divisional responsibilities, Mr. Baker managed the Banking Division toward functional goals, which included:

●	achievement of loan and deposit objectives;
●	achievement of noninterest income objectives;
●	managing toward Community Reinvestment Act goals for loans and service hours; and
●	meeting overall customer service standards.

Based on the Banking Division’s results, the Committee determined divisional performance to be 100%.

In addition to daily management responsibilities, Mr. Baker’s individual goals included:

●	management of the sales staff performance toward achievement of goals;
●	individual Community Reinvestment Act loan objectives;
●	managing divisional compliance related activities; and
●	ensuring effective divisional communication.

Based on individual performance against these goals, the Committee determined Baker’s individual performance to be 138%. As a result, Mr. Baker’s composite corporate, divisional and individual performance level was 111%.

Based on the above described performance against objectives, the Committee determined cash incentive awards as follows:

	“Target”		Composite Corporate		Cash
	Cash	X	Divisional and Individual	=	Incentive
	Incentive		Performance Level		Award
Mr. Payne	$350,000		110%		$385,000
Mr. Thorson(1)	134,400		124%		166,600
Ms. Jonas	58,000		118%		68,600
Mr. Donohoe	71,500		120%		86,100
Mr. Rizzardi	60,500		109%		65,700
Mr. Baker	67,500		111%		74,800

The size of stock grants is determined by corporate performance using stated formulas. The formulas used to determine “target” NQSO and RPS grant sizes adjust for changes in the underlying value of one share of Westamerica Bancorporation stock. For achievement of corporate performance in 2024, the following stock grants were awarded in January 2025:

	“Target”				Nonqualified
	Nonqualified		Corporate		Stock
	Stock Option	X	Performance	=	Option
	Grant		Level		Award
Mr. Payne	—		114.0%		—
Mr. Thorson(1)	19,200		114.0%		21,900
Ms. Jonas	14,500		114.0%		16,500
Mr. Donohoe	16,800		114.0%		19,100
Mr. Rizzardi	15,700		114.0%		17,900
Mr. Baker	12,900		114.0%		14,700

(1) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

	Target”		Corporate
	RPS	X	Performance	=	RPS
	Grant		Level		Award
Mr. Payne	—		114.0%		—
Mr. Thorson(1)	2,170		114.0%		2,470
Ms. Jonas	1,400		114.0%		1,600
Mr. Donohoe	1,890		114.0%		2,150
Mr. Rizzardi	1,760		114.0%		2,010
Mr. Baker	1,260		114.0%		1,440

The NQSO grants have an exercise price equal to the fair market value of Westamerica Bancorporation common stock on the grant date, vest over a three-year period beginning one year from the date of grant and expire on the tenth anniversary of the grant date.

RPS awards vest three years following the grant date, only if certain corporate performance objectives are achieved over the three-year period. In January 2025, the Compensation Committee evaluated whether the three-year corporate performance objectives were met for RPS awards granted in January 2022. The performance objectives for the RPS granted in January 2022 included:

●	3 year cumulative diluted earnings per share (EPS);
●	3 year average of annual return on average total assets (ROA);
●	3 year average of annual return on average subsidiary Bank shareholders’ equity relative to industry average ROE (ROE differential);
●	end of period non-performing assets (NPA); and
●	efficiency ratio over 3 years.

The RPS would vest if any one of the following performance results were achieved:

●	4 of 5 objectives reaching “threshold” performance level;
●	3 of 5 objectives reaching “target” performance level; or
●	2 of 5 objectives reaching “outstanding” performance level.

The goals and achieved results were:

	Threshold	Target	Outstanding	Measured Results	Result
EPS	$9.00	$9.75	$10.00	$14.38	Outstanding
ROA	1.10%	1.20%	1.30%	1.86%	Outstanding
ROE differential	0.50%	1.00%	1.50%	3.13%	Outstanding
NPA	$20 million	$15 million	$10 million	$1 million	Outstanding
Efficiency Ratio	50.00%	48.00%	46.00%	37.60%	Outstanding

With five of the goals achieving the “outstanding” performance, the Compensation Committee determined the RPS shares awarded in 2022 vested upon achievement of the three-year goals.

Nonqualified Deferred Compensation Programs. The Company maintains nonqualified deferred compensation programs to provide senior and mid-level executives the ability to defer compensation in excess of the annual limits imposed on the Company’s 401(k) plan. The Company believes these tax deferral programs enhance loyalty and motivate retention of executives. These programs allow executives to defer cash pay and RPS shares upon vesting. The programs also allow Directors to defer Director fees.

(1) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

●	cash pay deferred in the program accumulates in accounts in the names of the participating Directors and executives. The Company credits the balance of these accounts with interest using an interest rate that approximates the crediting rate on corporate-owned life insurance policies, under which Directors and executives are the named insured. Deferrals and interest credits represent general obligations of the Company.
●	the common stock the Company issues to executives upon the vesting of RPS grants may be deferred into the program and deposited into a “Rabbi Trust.” Since these shares are outstanding shares of the Company’s common stock, the Company pays dividends on these shares at the same rate paid to all shareholders. The shares held in the “Rabbi Trust” are subject to claims by the Company’s creditors.

Employment Contracts. None of the executives named in the accompanying tables have employment contracts with the Company.

Compensation in the Event of a Change in Control. The banking industry has significant merger and acquisition activity. To promote retention of senior executives, unvested NQSO and RPS grants contain a “change in control” provision, which trigger full vesting upon a change in control. The Compensation Committee determined these provisions were appropriate in order to retain executives to continue managing the Company after any “change in control” was announced through its ultimate consummation. Since none of the named executive officers have entered employment contracts with the Company, they serve in an “at-will” capacity and could terminate their employment at any time. The Compensation Committee felt it would be in the best interests of shareholders to have a retention mechanism in place to provide continuity of management during a “change in control” process. Further, the Committee expects the named executive officers would be terminated by an acquiring institution rather than retained in a similar functional capacity.

The Company also maintains a Severance Payment Plan covering all employees to promote employee retention. The Severance Payment Plan provides salary continuation benefits for employees in the event of a “change in control.” The amount of salary continuation benefits is based on years of service and corporate title, but in no event exceeds the equivalent of one times annual salary. Mr. Payne, Ms. Jonas, Mr. Donohoe, Mr. Rizzardi and Mr. Baker are eligible for one year’s salary under the plan. Mr. Thorson retired January 24, 2025.

Internal Revenue Code. Internal Revenue Code (“IRC”) Section 162(m) places a limit on the amount of compensation that may be deducted by the Company in any year with respect to certain of the Company’s highest-paid executives. Prior to enactment of the Tax Cuts and Jobs Act of 2017 (the “Act”), certain “performance-based compensation” was not counted toward this limit. The Act eliminated the “performance-based compensation” exemption as of November 2, 2017. The Company intends generally to qualify compensation paid to executive officers for deductibility under the IRC but reserves the right to pay compensation that is not deductible.

Employee Benefits and Compensation Committee Report

We, the Compensation Committee of the Board of Directors of the Company, have reviewed and discussed the Compensation Discussion and Analysis with Management. Based on that review and discussion, we have recommended to the Board of Directors inclusion of the Compensation Discussion and Analysis in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

Submitted by the Employee Benefits and Compensation Committee

Melanie Martella Chiesa, Chair

Alisa Belew

Inez Wondeh

Martin Camsey

Compensation Committee Interlocks and Insider Participation

For 2024, the Compensation Committee was comprised of current members Melanie Martella Chiesa, Alisa Belew and Inez Wondeh. None of these individuals is or has been an officer or employee of the Company during the last fiscal year or as of the date of this Proxy Statement, or is serving or has served as a member of the compensation committee of another entity that has an executive officer serving on the Compensation Committee. None of the executive officers of the Company has served on the Board of Directors or on the Compensation Committee of any other entity, where one of that entity’s executive officers served either on the Board of Directors or on the Compensation Committee of the Company.

Summary Compensation

The following table sets forth summary compensation information for the chief executive officer, chief financial officer and each of the other four most highly compensated executive officers serving during the fiscal year ending December 31, 2024. These persons are referred to as named executive officers elsewhere in this Proxy Statement.

Summary Compensation Table For Fiscal Year 2024

Name / Position	Year	Salary	Stock Awards(1)	Option Awards(2)	Non-Stock Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(4)	All Other Compensation(5)	TOTAL
David L. Payne	2024	$371,000	$—	$—	$385,000	$—	$30,658	$786,658
Chairman,	2023	371,000	—	—	360,000	—	27,701	758,701
President & CEO	2022	371,000	—	—	350,000	—	29,021	750,021
John "Robert" A. Thorson	2024	149,000	127,232	193,404	166,600	—	34,176	670,412
SVP & Treasurer	2023	149,000	129,800	190,400	137,400	10,216	33,044	649,860
	2022	149,000	127,552	162,740	138,500	71,350	34,218	683,360
Russell W. Rizzardi	2024	102,574	103,376	155,916	65,700	—	10,259	437,825
SVP & Chief	2023	120,960	105,393	153,850	65,300	—	11,511	457,014
Credit Administrator	2022	120,960	103,563	131,930	64,800	—	12,172	433,425
Brian Donohoe	2024	130,008	111,328	169,548	86,100	—	39,693	536,677
SVP & Chief	2023	130,008	113,159	164,900	85,000	—	39,353	532,420
Information Officer	2022	130,008	111,169	142,990	86,300	—	39,862	510,329
Robert Baker	2024	130,021	74,053	130,356	74,800	—	24,289	433,519
SVP & Banking	2023	130,020	75,439	127,500	74,800	445	24,926	433,130
Division Manager	2022	130,020	74,308	109,020	75,400	2,780	22,790	414,318
Anela M. Jonas	2024	142,500	39,760	139,728	68,600	—	55,455	446,043
SVP & Chief	—	—	—	—	—	—	—	—
Financial Officer	—	—	—	—	—	—	—	—

(1) Stock Awards represent RPS shares as described in the Compensation Discussion & Analysis. The amounts shown represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For further information, see Note 1 to the Company's audited financial statements for the year ended December 31, 2024 included in the Company's Annual Report on Form 10-K.

(2) Option awards represent Nonqualified Stock Options as described in the Compensation Discussion & Analysis. The amounts shown represent the aggregate grant date fair market value computed in accordance with FASB ASC Topic 718. For further information, see Note 1 to the Company's audited financial statements for the year ended December 31, 2024 included in the Company's Annual Report on Form 10-K.

(3) The amounts shown are non-equity incentive compensation only. No interest or other form of earnings was paid on the compensation.

(4) The amounts include interest paid on deferred cash compensation to the extent the interest exceeds 120% of the long-term Applicable Federal Rates with compounding. In 2024, interest did not exceed 120% of the long-term Applicable Federal Rates. The Company has no defined benefit pension plan. Mr. Payne has a pension agreement, which is discussed under “Pension Benefits for Fiscal Year 2024.”

(5) Each of the above-named executive officers received less than $10,000 of aggregate perquisites and personal benefits, except for Mr. Donohoe who received a car allowance of $12,500. All other compensation includes Company contributions to defined contribution plans (ESOP and Deferred Profit Sharing), non-qualified deferred compensation distributions, and amounts added to taxable wages using IRS tables for the cost of providing group term life insurance coverage that is more than the cost of $50,000 of coverage. It also includes the dollar value of the benefit to Mr. Payne for the portion of the premium payable by the Company with respect to a split dollar life insurance policy (projected on an actuarial basis), and a bonus paid to Mr. Payne in the amount of his portion of the split dollar life insurance premium.

Based on the compensation disclosed in the Summary Compensation Table, approximately 31% of total compensation comes from base salaries. See Compensation Discussion and Analysis for more details.

Pay Versus Performance

The following table discloses executive compensation and financial performance measures for the five most recently completed fiscal years. Financial performance measures include the total shareholder return (TSR) for Westamerica Bancorporation common stock and for that of our designated peer group, the NASDAQ Bank Index (CBNK), and Westamerica Bancorporation’s return on average equity.

					Value of Initial Fixed $100 Investment Based On:
Year	Summary Compensation Table (SCT) Total for PEO(1)	Compensation Actually Paid to PEO(1)	Average SCT Total for Non- PEO NEOs(2)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Total Shareholder Return (TSR)	Peer Group (CBNK) TSR	Net Income	Return on Average Equity
2024	$786,658	$786,658	$504,895	$379,287	$109.21	$128.85	$138,636,000	13.8%
2023	758,701	758,701	427,400	465,487	113.46	106.87	161,768,000	18.1%
2022	750,021	750,021	477,400	553,473	114.42	110.67	122,034,000	15.2%
2021	750,563	750,563	443,488	514,930	108.85	132.19	86,509,000	11.5%
2020	698,807	698,807	433,759	245,465	101.42	92.50	80,413,000	11.3%

(1) Mr. Payne is the named PEO whose compensation is disclosed for the years 2024, 2023, 2022, 2021 and 2020.

(2) Messrs. Thorson, Rizzardi, Donohoe, Baker, and Ms. Jonas are the non-PEO NEOs whose average compensation is disclosed for the year 2024. Messrs. Thorson, Rizzardi, Donohoe, Baker, and Leavitt (who resigned from Westamerica, March of 2023) are the non-PEO NEOs whose average compensation is disclosed for the years 2023, 2022, 2021 and 2020.

Year	Reported Average SCT Total for Non-PEO NEOs	Reported Average SCT Value of Equity Awards for Non-PEO NEOs	Equity Award Adjustments	Reported Average SCT Change in the Actuarial Present Value of Pension Benefits for Non- PEO NEOs	Pension Benefit Adjustments	Average Compensation Actually Paid to Non-PEO NEOs
2024	$504,895	$(248,940)	$123,332	$—	$—	$379,287
2023	427,400	(212,088)	250,175	—	—	465,487
2022	477,400	(221,609)	297,682	—	—	553,473
2021	443,488	(192,740)	264,182	—	—	514,930
2020	433,759	(185,032)	(3,262)	—	—	245,465

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Year	Year end fair value of equity awards granted during the year	Change in fair value of outstanding and unvested equity awards	Fair value as of vesting date of equity awards granted and vested in the year	Change in fair value of equity awards granted in prior years that vested in the year	Fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year	Value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation	Total equity award adjustments
2024	$274,744	$(102,959)	$—	$(48,453)	$—	$—	$123,332
2023	265,655	(4,321)	—	(11,159)	—	—	250,175
2022	265,511	27,370	—	4,801	—	—	297,682
2021	198,948	51,120	—	14,114	—	—	264,182
2020	115,881	(109,219)	—	(9,924)	—	—	(3,262)

The executive compensation actually paid differs from the compensation provided in the Summary Compensation Table due solely to changes in the value of RPSs and NQSOs between the grant date and the end of each fiscal year or vesting date. The change in the value of the NQSOs and RPSs is based on TSR excluding dividends as dividends are not paid on NQSOs or RPSs prior to vesting.

As described in the Compensation Discussion and Analysis, the financial performance measures used to determine executive compensation levels include return on average equity, return on average assets, diluted earnings per share, levels of non-performing assets, and the efficiency ratio (operating expenses as a percentage of total revenues).

Financial Performance Measures
- Return on Average Equity
- Return on Average Assets
- Diluted Earnings Per Share
- Levels of Non-Performing Assets
- Efficiency Ratio (Operating Expenses as a Percentage of Total Revenues)

Narrative Disclosure to Pay Versus Performance Table

The graphs below compare the compensation actually paid (“CAP”) to each of our PEOs and the average of the compensation actually paid to our remaining NEOs other than the PEO, with

●	the Company’s cumulative Total Shareholder Return (“TSR”) and the Peer Group’s cumulative TSR across the last five completed fiscal years
●	the Company’s net income across the last five completed fiscal years
●	the Company’s Selected Measure, which is return on average equity across the last five completed fiscal years

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Pay Ratio Disclosure

SEC rules require annual disclosure of the ratio of the Company’s median employee’s annual total compensation to the total annual compensation of the principal executive officer (“PEO”). The Company’s PEO is Mr. Payne.

Median Employee total annual compensation	$46,293
Mr. Payne total annual compensation	786,658
Ratio of PEO to Median Employee Compensation	16.95:1.0

In determining the median employee total annual compensation, the Company prepared a census of all employees as of December 31, 2024, except the PEO, with compensation annualized for those employees hired in 2024. For simplicity, the value of benefits provided by the Company’s qualified retirement plans and welfare benefit plans were excluded from the determination of total annual compensation as all employees are offered the same benefit programs.

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Grants of Plan-Based Awards Table For Fiscal Year 2024

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Stock Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date
Name	Grant Date	Threshold	Target	Maximum	or Units(1)	Options(2)	($/Share)(2)	Fair Value(3)
David L. Payne	1/25/24	$—	$350,000	$525,000	—	—	$—	$—
	1/25/24	—	—	—	—	—	—	—
	1/25/24	—	—	—	—	—	—	—
John "Robert" A. Thorson(4)	1/25/24	—	134,400	201,600	—	—	—	—
	1/25/24	—	—	—	2,560	—	—	127,232
	1/25/24	—	—	—	—	22,700	49.70	193,404
Anela M. Jonas	1/25/24	—	58,000	87,000	—	—	—	—
	1/25/24	—	—	—	800	—	—	39,760
	1/25/24	—	—	—	—	16,400	49.70	139,728
Brian Donohoe	1/25/24	—	71,500	107,250	—	—	—	—
	1/25/24	—	—	—	2,240	—	—	111,328
	1/25/24	—	—	—	—	19,900	49.70	169,548
Russell W. Rizzardi	1/25/24	—	60,500	90,750	—	—	—	—
	1/25/24	—	—	—	2,080	—	—	103,376
	1/25/24	—	—	—	—	18,300	49.70	155,916
Robert Baker	1/25/24	—	67,500	101,250	—	—	—	—
	1/25/24	—	—	—	1,490	—	—	74,053
	1/25/24	—	—	—	—	15,300	49.70	130,356

(1) Includes RPS grants. There is no dollar amount of consideration paid by any executive officer on the grant or vesting date of an award.

The material terms of the RPS grants are as follows:

• The performance and vesting period is three years;

• Multiple three-year performance goals are established by the Compensation Committee for each grant;

• The Compensation Committee may revise the goals upon significant events;

• Accelerated vesting occurs upon a “change in control” and

• No dividends are paid or accrued prior to settlement or deferral delivery of shares which takes place approximately two months after vesting;

(2) Includes NQSO grants with an exercise price of not less than 100% of fair market value as of the date of grant.

The material terms of the NQSO’s listed in the table are as follows:

• Options vest ratably over three years beginning one year from date of grant;

• Options expire 10 years following grant date;

• Exercise price is 100% of fair market value as defined in the 2019 Omnibus Plan;

• Dividends are not paid on unexercised options;

• Vesting ceases upon termination of employment, whatever the reason, except if vesting is accelerated as described below;

• Vested options may be exercised within 90 days of termination of employment and within one year upon death or disability; and

• Accelerated vesting occurs upon a “change in control”

(3) The amounts shown for NQSOs and RPS awards represent the aggregate grant date fair market value.

(4) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

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Outstanding Equity Awards Table at Fiscal Year End 2024

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)(1)	Option Expiration Date(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) valued at 12/31/24(2)
David L. Payne	—	—	$—	—	—	$—
John "Robert" A. Thorson(3)	7,233	—	57.178	1/26/2027	—	—
	21,100	—	62.155	1/25/2028	—	—
	21,200	—	62.673	1/24/2029	—	—
	19,900	—	66.410	1/22/2030	—	—
	17,400	—	57.080	1/28/2031	7,080	371,417
	13,733	6,867	58.510	1/27/2032	—	—
	7467	14,933	55.470	1/26/2033	—	—
	—	22,700	49.700	1/25/2034	—	—
Anela M. Jonas	800	1,600	55.470	1/26/2033	800	41,968
	—	16,400	49.700	1/25/2034	—	—
Brian Donohoe	5,900	—	57.178	1/26/2027	—	—
	5,500	—	62.155	1/25/2028	—	—
	5,400	—	62.673	1/24/2029	—	—
	12,300	—	66.410	1/22/2030	—	—
	15,100	—	57.080	1/28/2031	6,180	324,203
	12,067	6,033	58.510	1/27/2032	—	—
	6,467	12,933	55.470	1/26/2033	—	—
	—	19,900	49.700	1/25/2034	—	—
Russell W. Rizzardi	13,095	—	62.673	1/24/2029	—	—
	16,000	—	66.410	1/22/2030	—	—
	14,100	—	57.080	1/28/2031	5,750	301,645
	11,133	5,567	58.510	1/27/2032	—	—
	6,033	12,067	55.470	1/26/2033	—	—
	—	18,300	49.700	1/25/2034	—	—
Robert Baker	14,400	—	57.178	1/26/2027	—	—
	14,200	—	62.155	1/25/2028	—	—
	14,400	—	62.673	1/24/2029	—	—
	13,300	—	66.410	1/22/2030	—	—
	11,600	—	57.080	1/28/2031	4,120	216,135
	9,200	4,600	58.510	1/27/2032	—	—
	5,000	10,000	55.470	1/26/2033	—	—
	—	15,300	49.700	1/25/2034	—	—

(1) Option Awards vest ratably over three years beginning one year from date of grant. Options expiring in 2031 fully vested in January 2024. Options expiring in 2032 fully vested in January 2025. Options expiring in 2033 fully vest in January 2026. Options expiring in 2034 fully vest in January 2027.

(2) RPS shares fully vest three years from date of grant if performance goals are met. RPS grants vest as follows: Messrs. Rizzardi - 1,770 vest in January 2025, 1,900 vest in January 2026, and 2,080 vest in January 2027; Donohoe - 1,900 vest in January 2025, 2,040 vest in 2026, and 2,240 vest in January 2027; Baker – 1,270 vest in January 2025, 1,360 vest in January 2026, and 1,490 vest in January 2027, Ms. Jonas – 800 vest in January 2027. Vesting may occur on a pro-rated basis for employees separating from service due to retirement. Accordingly, Mr. Thorson’s RPS grants vest as follows: 4,594 shares vested in January 2025, and 2,486 will be forfeited in 2025.

(3) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

Option Exercises And Stock Vested Table For Fiscal Year 2024

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise($)	Number of Shares Acquired on Vesting	Value Realized on Vesting($)(1)
David L. Payne	—	$—	—	$—
John "Robert" A. Thorson(2)	—	—	2,170	98,909
Anela M. Jonas	—	—	—	—
Brian Donohoe	—	—	1,900	86,602
Russell W. Rizzardi	—	—	1,760	80,221
Robert Baker	—	—	1,260	57,431

(1) Amounts represent value upon vesting of RPS shares.

(2) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

Pension Benefits Table For Fiscal Year 2024

Name	Plan Name	Present Value of Accumulated Benefit	Payments during Last Fiscal Year
David L. Payne	Non-Qualified Pension Agreement	$2,236,940	$511,950

During 1997, the Company entered into a nonqualified pension agreement with Mr. Payne in consideration of Mr. Payne’s agreement that RPS awards granted in 1995, 1996 and 1997 would be cancelled.

In January 2001, the Compensation Committee, based on the Company’s achievement of certain performance goals which had first been established for Mr. Payne’s 1995, 1996 and 1997 RPS awards, determined Mr. Payne’s annual pension would be $511,950. The pension commenced in 2010 and will be paid to Mr. Payne for 20 years.

The discount rate used to determine the present value is 5.20%. The obligation is an unfunded general obligation of the Company.

Nonqualified Deferred Compensation Table For Fiscal Year 2024

Name	Executive Contributions in Last Fiscal Year(1)	Aggregate Earnings in Last Fiscal Year	Aggregate Withdrawls/ Distributions(2)	Aggregate Balance at Last Fiscal Year End(3)
David L. Payne	$—	$—	$—	$—
John "Robert" A. Thorson(4)	—	145,644	—	2,904,524
Anela M. Jonas	23,000	2,753	34,310	62,319
Brian Donohoe	—	—	—	—
Russell W. Rizzardi	—	—	—	—
Robert Baker	12,000	6,981	—	145,395

(1) No RPS shares were deferred upon vesting in 2024.

(2) No dividends were paid on deferred RPS shares in 2024.

(3) Aggregate balance of deferred compensation reported as compensation prior to 2024 was $2,956,171.

(4) Mr. Thorson retired from the position of Treasurer of Westamerica Bancorporation effective January 24, 2025.

Under the Westamerica Bancorporation and Subsidiaries Deferred Compensation Plan (the “Deferred Compensation Plan”), Directors and Officers may defer up to 100% of their compensation, salary and/or non-equity incentive compensation (cash bonus) into a non-qualified, unfunded deferred compensation program. The interest rate credited during 2024 was 5.15%. The interest rate may be changed annually. Beginning in 2023 interest on deferrals made to the plan is compounded bi-weekly and interest on deferrals made to the plan prior to 2023 is compounded semi-monthly. Participants choose in advance from the following distribution commencement dates: termination of employment, January 1 following termination of employment, or a specific date at least five years from date of deferral. Payment is made in a lump sum unless the participant chooses a four year, five year or ten year annual installment.

Under the Westamerica Bancorporation Deferral Plan, 100% of vested RPS grants may be deferred. Dividends paid on such issued and outstanding shares are paid in cash to the deferral participants, and are paid at the same rate as is paid to all other shareholders. The distribution of deferred RPS shares occurs at least two years after deferral, one month following termination, or the January immediately following termination as elected by the participant at the time of deferral. If the participant is one of the named executive officers, benefit distributions that are made upon termination of employment may not start earlier than six months after the date of termination.

Potential Payments Upon Termination or Change in Control

Payments to be made to the named executive officers in the event of termination of employment or change in control are described below.

Termination. Vested NQSOs may be exercised within 90 days of termination and within one year of death or disability. RPS shares vest if the Compensation Committee determines performance goals are met. Terminated employees will receive vested RPS shares if the settlement date of the RPS grant occurs within 90 days of termination. Employees separating from service due to death, disability or retirement are eligible to receive a pro rata portion of granted RPS shares if the Compensation Committee determines that the performance goals are likely to be met for the grant period. The pro rata basis is determined by the number of full years of the vesting period completed before date of death, disability or retirement.

Deferred compensation account balances are distributed on January 1 following termination, or a specific date at least five years from the date of deferral in the form of annual payments over four years. Payment may also be made in a lump sum or in annual payments for five or 10 years as elected by the participant at the time of deferral. If the participant is one of the named executive officers, benefit distributions that are made upon termination of employment may not start earlier than six months after the date of termination.

Change in Control. Under the 2019 Plan, a change in control occurs when (i) a person or entity becomes the beneficial owner of more than 50% of voting power of the Company; (ii) there is an unapproved change in the majority membership of the Board of Directors; (iii) a merger of the Company or any of its subsidiaries is completed, other than (A) a merger that results in the Company’s voting securities continuing to represent 50% or more of the combined voting power of the surviving entity and the Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the owner of voting securities representing more than 50% of the combined voting power of the Company; or (iv) shareholders approve of a plan of liquidation or dissolution. The definition of change in control under the 2012 Amended Plan is similar to that of the 2019 Plan.

In the event of a change in control, unvested NQSOs and RPS shares immediately vest. The value of NQSOs is computed by multiplying the difference between the market value on December 31, 2024 and the exercise price of each option by the number of options subject to accelerated vesting. The December 31, 2024 value of NQSOs subject to accelerated vesting for each of the named executive officers is as follows: Messrs. Payne: $0; Thorson: $62,652; Donohoe: $54,924; Rizzardi: $50,508; Baker: $42,228, and Ms. Jonas: $45,264. The value of RPS shares is computed by multiplying the market price at December 31, 2024 by the number of shares. The value of RPS shares subject to accelerated vesting for each of the named executive officers is as follows: Messrs. Payne: $0; Thorson: $371,417; Donohoe: $324,203; Rizzardi: $301,645; Baker: $216,135, and Ms. Jonas: $41,968.

Under the Company’s Severance Payment Plan, executive officers receive six week’s pay for every year or partial year of service up to one year’s base salary (see Summary Compensation Table for Fiscal Year 2024 for annual base salary for all named executive officers). Messrs. Payne, Thorson, Donohoe, Rizzardi, Baker, and Ms. Jonas are eligible for one year’s salary under the plan. Severance pay is paid in a lump sum or on a semi-monthly basis at the discretion of the Company. The Severance Payment Plan is subject to Section 409A of the Internal Revenue Code.

Certain Relationships and Related Party Transactions

In accordance with the Audit Committee Charter, the Audit Committee is responsible for reviewing and approving or disapproving all related party transactions required to be disclosed by Item 404 of Regulation S-K for potential conflicts of interest. The Company is also required by NASDAQ Rule 5250(b)(3) to disclose all agreements and arrangements between any director or nominee for director, and any person or entity other than the Company relating to compensation or other payment in connection with such person’s candidacy or service as a director of the Company. The Company is not aware of any such agreements. Additionally, the Company’s Code of Conduct and Ethics provides rules that restrict transactions with affiliated persons.

Certain of the Directors, executive officers and their associates have had banking transactions with subsidiaries of the Company in the ordinary course of business. With the exception of the Company’s Employee Loan Program, all outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons not related to the Company, did not involve more than a normal risk of collectability, and did not present other favorable features. As part of the Employee Loan Program, all employees, including executive officers, were eligible to receive mortgage loans with interest rates one percent (1%) below Westamerica Bank’s prevailing interest rate at the time of loan origination. Westamerica Bank made all loans to executive officers under the Employee Loan Program in compliance with the applicable restrictions of Section 22(h) of the Federal Reserve Act. Messrs. Payne and Thorson have mortgage loans through this program. The largest aggregate amounts of principal during 2024 were $246,071 and $103,215, respectively. The principal amounts outstanding at December 31, 2024 were $226,606 and $0, respectively. The rates of interest payable on the loans is 6.875% and 5.875%, respectively.

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PROPOSAL 2 – APPROVE A NON-BINDING ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

SEC rules requires the Company to permit shareholders a non-binding advisory vote on the executive compensation paid to the executive officers listed in the Summary Compensation Table (a so-called “say on pay” vote) as well as an advisory vote with respect to whether future say on pay votes will be held every one, two or three years. The result of the most recent shareholder vote on the proposal to determine the frequency of future say on pay proposals was that shareholders should review executive compensation annually. Therefore, Proposal 2 requests that shareholders again approve the compensation paid to our named executive officers.

Last year 99.0% of the shares voting on this proposal voted to support the Company’s executive compensation strategy.

We believe that our compensation policies and procedures are centered on a pay-for-performance culture and are strongly aligned with the long-term interests of our shareholders. Our incentive compensation plan provides for the grant of incentive stock options, non-qualified stock options, stock appreciation rights, and restricted performance shares. The Summary Compensation Table shows very stable base salaries indicative of our greater emphasis on performance-based stock and non-stock awards. Our RPS and option awards are based on a minimum achievement of meeting the “threshold” level for each pre-established objective. Vesting of our RPS award is conditioned upon the achievement of performance criteria. Both awards have a three-year vesting period. Our annual incentive plan incorporates at least four financial and/or strategic performance metrics in order to properly balance risk with the incentives to drive our key annual financial and/or strategic initiatives; in addition, the annual incentive program incorporates a 150% maximum payout to further manage risk and the possibility of excessive payments.

Consistent with our pay-for-performance philosophy, the 2019 Plan, which was approved by shareholders, include the following features:

●	disallow re-pricing stock options for poor stock performance;
●	limits the number of shares that may be awarded; and

Further, the 2019 Plan include a clawback provision.

Vote Required. The “say on pay” proposal gives you as a shareholder the opportunity to endorse or not endorse our executive pay program through the following resolution:

“Resolved, that the shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation discussion and analysis, the compensation tables and any related footnotes and narratives in the Company’s proxy statement for the 2025 Annual Meeting of Shareholders.”

Because your vote is advisory, it will not be binding on the Board or create or imply any additional fiduciary duty by the Board. However, the Compensation Committee may take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT

PROPOSAL 3 – APPROVE THE 2025 OMNIBUS EQUITY INCENTIVE PLAN

Introduction

We are asking shareholders to approve the 2025 Omnibus Equity Incentive Plan (“2025 Plan”) at the Annual Meeting. The Company previously implemented and currently maintains the 2019 Omnibus Equity Incentive Plan (“2019 Plan”). If shareholders approve the 2025 Plan, it will replace the 2019 Plan with respect to future issues of equity compensation awards. The Board of Directors adopted the 2025 Plan on February 27, 2025, subject to shareholder approval.

The 2025 Plan provides for the grant of incentive stock options, non-statutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based awards to participants to acquire shares of Company common stock. Under the 2025 Plan, 750,000 shares of the Company’s common stock are initially available for grant. If the 2025 Plan is approved, the Company will issue no additional awards under the 2019 Plan, though awards outstanding under the 2019 Plan would remain outstanding and would continue to be governed by the terms of the 2019 Plan and any applicable award agreements.

Rationale for Adoption of the 2025 Plan

Grants of equity awards to employees are an important part of the Company’s long-term incentive compensation program, which the Company uses to strengthen the commitment of such individuals to the Company, motivate them to faithfully and diligently perform their responsibilities and attract and retain competent and dedicated individuals whose efforts are expected to result in the Company’s long-term growth and profitability.

Vote Required

You may vote “FOR” or “AGAINST” or “ABSTAIN” from voting when voting on the approval of the 2025 Plan. The 2025 Plan will be approved if it receives the affirmative vote of a majority of the total number of votes of common stock represented and voting at the Annual Meeting, provided the total number of affirmative votes also represents a majority of the required quorum. Proxies solicited by the Board will be voted “FOR” the 2025 Plan unless shareholders specify a contrary vote.

Historical Use of Shares and Shares Available under the 2025 Plan

Historic Use of Shares. When determining the maximum number of shares to allocate to the 2025 Plan, the Board and its Compensation Committee considered the gross burn rate for the past three years under the 2019 Plan along with the estimated dilutive impact of the share increase and similar statistics for a peer group of companies. Burn rate is the rate at which a company is granting equity compensation share awards, with the gross number of such shares awarded expressed as a percentage of its weighted average shares outstanding. The Company’s three year average annual gross burn rate for fiscal years 2024, 2023, and 2022 was 0.91% as indicated in the table below. This burn rate percentage placed the Company well below the average burn rate of its peer group. The 750,000 share allocation to the 2025 Plan is intended to manage the Company’s equity grant requirements for approximately the next five years. The Company considers a minimum five-year pool of shares to be important from a compensation planning perspective.

	2024	2023	2022	Average
Total Shares Granted During Fiscal Year (A)	252,330	236,920	241,090	243,447
Basic Weighted Average Common Stock Outstanding (B)	26,708,000	26,671,000	26,913,000	26,764,000
Burn Rate (A/B)	0.94%	0.89%	0.90%	0.91%

As of March 5, 2025, no future awards shall be made under the 2019 Plan, and as of such date, 355,588 shares were available for issuance under the 2019 Plan. If shareholders approve the 2025 Plan, the maximum number of shares that could be issued under the 2025 Plan would total 750,000 shares, which would represent 2.81% of the 26,715,317 shares of common stock that were outstanding on March 5, 2025. The closing price per-share of the Company’s common stock on March 5, 2025 was $50.30.

The following table sets forth, as of March 5, 2025, the approximate number of each class of participants eligible to participate in the 2025 Plan and the basis of such participation.

Class and Basis of Participation	Approximate Number of Class
Employees	635
Directors	7
Independent Contractors	0

Shares Available; Certain Limitations. The maximum number of shares of common stock reserved and available for issuance under the 2025 Plan will be 750,000 shares of common stock; provided that shares of common stock issued under the 2025 Plan with respect to Exempt Awards will not count against the share limit. An “Exempt Award” is (i) an award granted in the assumption of, or in substitution for, outstanding awards previously granted by another business entity acquired by the Company or any of its subsidiaries or with which the Company or any of its subsidiaries combines, by merger or otherwise, (ii) an “employment inducement” award as described in an applicable stock exchange listing manual or rules; or (iii) an award that a participant purchases at fair market value (including awards that a participant elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the shares of common stock are delivered immediately or on a deferred basis.

No more than 750,000 shares of common stock shall be issued pursuant to the exercise of incentive stock options.

New shares reserved for issuance under the 2025 Plan may be authorized but unissued shares of common stock or shares of common stock that the Company reacquires in the open market, in private transactions or otherwise. If any shares of common stock subject to an award are forfeited, cancelled, exchanged or surrendered or if an award terminates or expires without a distribution of shares to the participant, the shares of common stock with respect to such award will, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for awards under the 2025 Plan, except that any shares of the Company’s common stock surrendered or withheld as payment of either the exercise price of an award (including shares otherwise underlying a

Share Appreciation Right that are retained by the Company to account for the exercise price of such Share Appreciation Right) and/or withholding taxes in respect of an award will not again be available for grant under the 2025 Plan. However, upon the exercise of any award granted in tandem with any other awards, such related awards will be cancelled as to the number of shares as to which the award is exercised and such number of shares of common stock will no longer be available for grant under the 2025 Plan.

As exhibited by the Company’s responsible use of equity over the past several years and good corporate governance practices associated with equity and executive compensation practices in general, the shares reserved under the 2025 Plan are expected to provide the Company with the platform needed for continued growth, while managing program costs and share utilization levels within acceptable industry standards.

Description of 2025 Plan

The following is a summary of the material features of the 2025 Plan. This summary is qualified in its entirety by the full text of the 2025 Plan, a copy of which is attached to this Proxy Statement as Exhibit B.

Administration

The 2025 Plan will be administered by the Board of Directors, or if the Board of Directors or a committee or subcommittee of the Board of Directors that complies with the applicable requirements of Section 16 of the Exchange Act and any other applicable legal or stock exchange listing requirements (the “Committee”), such as the Compensation Committee (each of the Board of Directors or such committee or subcommittee, the “plan administrator”). The plan administrator may interpret the 2025 Plan and may prescribe, amend and rescind rules and make all other determinations necessary or desirable for the administration of the 2025 Plan.

The 2025 Plan permits the plan administrator to select the eligible recipients who will receive awards, to determine the terms and conditions of those awards, including but not limited to the exercise price or other purchase price of an award, the number of shares of common stock or cash or other property subject to an award, the term of an award and the vesting schedule applicable to an award, and to amend the terms and conditions of outstanding awards.

Types of Awards

The 2025 Plan provides for the issuance of incentive stock options, non-statutory stock options, share appreciation rights (“SARs”), restricted shares, restricted share units (“RSUs”), and other share-based awards.

Options. Incentive stock options and non-statutory stock options may be granted under the 2025 Plan. An “incentive stock option” means an option intended to qualify for tax treatment applicable to incentive stock options under Section 422 of the Internal Revenue Code. A “non-statutory stock option” is an option that is not subject to statutory requirements and limitations required for certain tax advantages that are allowed under specific provisions of the Internal Revenue Code. A non-statutory stock option under the 2025 Plan is referred to for federal income tax purposes as a “non-qualified” stock option. Each option granted under the Plan will be designated as a non-qualified stock option or an incentive stock option. At the discretion of the plan administrator, incentive stock options may be granted only to employees of the Company, employees of any “parent corporation” (as such term is defined in Section 424(e) of the Internal Revenue Code) and employees of the Company’s subsidiaries.

The exercise period of an option may not exceed ten years from the date of grant and the exercise price may not be less than 100% of the fair market value of a share of common stock on the date the option is granted (110% of fair market value in the case of incentive stock options granted to ten percent shareholders). The exercise price for shares of common stock subject to an option may be paid in cash, or as determined by the plan administrator in its sole discretion, (i) through any cashless exercise procedure approved by the plan administrator (including the withholding of shares of common stock otherwise issuable upon exercise), (ii) by tendering unrestricted shares of common stock owned by the participant, (iii) with any other form of consideration approved by the plan administrator and permitted by applicable law or (iv) by any combination of these methods. The option holder will have no rights to dividends, dividend equivalents, or distributions or other rights of a shareholder with respect to the shares of common stock subject to an option until the option holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of a participant’s termination of employment or service, the participant may exercise his or her option (to the extent vested as of such date of termination) for such period of time as specified in his or her option agreement.

Restricted Shares and Restricted Share Units. Restricted shares and RSUs may be granted under the 2025 Plan. The plan administrator will determine the purchase price, vesting schedule and performance goals, if any, and any other conditions that apply to a grant of restricted shares and RSUs. If the restrictions, performance goals or other conditions determined by the plan administrator are not satisfied, the restricted shares and RSUs will be forfeited. Subject to the provisions of the 2025 Plan and the applicable award agreement, the plan administrator has the sole discretion to provide for the lapse of restrictions in installments.

Unless the applicable award agreement provides otherwise, participants with restricted shares will generally have all of the rights of a shareholder; provided that dividends will only be paid if and when the underlying restricted shares vest. RSUs will not be entitled to dividends prior to vesting, but may be entitled to receive dividend equivalents if the award agreement provides for them. The rights of participants granted restricted shares or RSUs upon the termination of employment or service to the Company will be set forth in the award agreement.

Share Appreciation Rights. SARs may be granted either alone (a “Free-Standing Right”) or in conjunction with all or part of any option granted under the 2025 Plan (a “Related Right”). A Free-Standing Right will entitle its holder to receive, at the time of exercise, an amount per share up to, but not more than, that number of shares equal in value to the excess of the fair market value as of the date of exercise over the exercise price per share specified in the Free Standing Right multiplied by the number of shares in respect of which the Free Standing Right is being exercised. A Related Right will entitle its holder to receive, to receive up to, but not more than, that number of shares equal in value to the excess of the fair market value as of the date of exercise over the exercise price specified in the related option multiplied by the number of shares in respect of which the Related Right is being exercised. The exercise price of shares purchasable under a SAR shall be determined by the plan administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a SAR be less than 100% of the fair market value of a share of common stock on the date of grant. The exercise period of a Free-Standing Right shall be fixed by the plan administrator, but may not exceed ten years from the date of grant. The exercise period of a Related Right shall be the term of the Option to which it relates, but may not exceed ten years from the date of grant.

The holder of a SAR will have no rights to dividends or any other rights of a shareholder with respect to the shares of common stock subject to the SAR until the holder has given written notice of exercise and paid the exercise price and applicable withholding taxes.

In the event of an participant’s termination of employment or service, the holder of a SAR may exercise his or her SAR (to the extent vested as of such date of termination) for such period of time as specified in his or her SAR agreement.

Other Share-Based Awards. The plan administrator may grant other share-based awards under the 2025 Plan, valued in whole or in part by reference to, or otherwise based on, shares of common stock. The plan administrator will determine the terms and conditions of these awards, including the number of shares of common stock to be granted pursuant to each award, the manner in which the award will be settled, and the conditions to the vesting and payment of the award (including the achievement of performance goals). The rights of participants granted other share-based awards upon the termination of employment or service to the Company will be set forth in the applicable award agreement. In the event that a bonus is granted in the form of shares of common stock, the shares of common stock constituting such bonus shall, as determined by the plan administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the participant to whom such grant was made and delivered to such participant as soon as practicable after the date on which such bonus is payable. Any dividend or dividend equivalent award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying award.

Minimum Vesting Requirement

Equity-based awards (or any portion thereof) shall not vest earlier than one year following the grant date thereof (excluding, for this purpose, any (i) substitute awards, and (ii) awards to non-employee directors that were granted on the date of the annual shareholder meeting which vest on or after the next annual shareholder meeting) (the “Minimum Vesting Requirement”); provided, that the Committee may grant awards that are not subject to the Minimum Vesting Requirement with respect to five percent (5%) or less of the shares of common stock available for issuance under the 2025 Plan (as may be adjusted in the event of any equitable adjustments described below), provided, further, that the Minimum Vesting Requirement does not apply to the plan administrator’s discretion to provide for accelerated exercisability or vesting of any award, including in cases of retirement, termination of service other than for cause, death, or disability, as set forth in the terms of the award or otherwise.

Equitable Adjustment and Treatment of Outstanding Awards Upon a Change in Control

Equitable Adjustments. In the event of a merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase, or other reorganization or corporate transaction or event, special or extraordinary dividend or other extraordinary distribution (whether in the form of common stock, cash or other property), stock split, reverse stock split, share subdivision or consolidation, combination, exchange of shares, or other change in corporate structure affecting the shares of the Company’s common stock, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the 2025 Plan; (ii) the kind and number of securities subject to, and the exercise price of, any outstanding options and SARs granted under the 2025 Plan; (iii) the kind, number and purchase price of shares of common stock, or the amount of cash or amount or type of property, subject to outstanding restricted shares, RSUs and other share-based awards granted under the 2025 Plan; and (iv) the terms and conditions of any outstanding awards (including any applicable performance targets); provided, however, that any fractional shares resulting from any such adjustment shall be eliminated. Equitable substitutions or adjustments other than those listed above may also be made as determined by the plan administrator. In addition, the plan administrator may, subject in all events to the requirements of Section 409A of the Internal Revenue Code, terminate all outstanding awards for the payment of cash or in-kind consideration having an aggregate fair market value equal to the excess of the fair market value of the shares of common stock, cash or other property covered by such awards over the aggregate exercise price, if any, of such awards, but if the exercise price of any outstanding award is equal to or greater than the fair market value of the shares of common stock, cash or other property covered by such award, the plan administrator may cancel the award without the payment of any consideration to the participant. With respect to awards subject to foreign laws, adjustments will be made in compliance with applicable requirements. Except to the extent determined by the plan administrator, adjustments to incentive stock options will be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Internal Revenue Code.

Change in Control. The 2025 Plan provides that if a “change in control” (as defined below) occurs and a participant is employed by the Company or any of its affiliates immediately prior to the consummation of the change in control, then (i) any unvested or unexercisable portion of an award carrying a right to exercise will become fully vested and exercisable; and (ii) the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to any award granted under the 2025 Plan shall lapse, and the awards shall be deemed fully vested and any performance conditions imposed with respect to such awards shall be deemed to be fully achieved at target performance levels. The plan administrator shall also have discretion in connection with such action to provide that all outstanding and unexercised options and SARs shall expire upon the consummation of such change in control.

For purposes of the 2025 Plan, a “change in control” means, in summary, the occurrence of any of the following events: (i) a person or entity becomes the beneficial owner of the Company’s voting securities representing more than 50% of the Company’s combined voting power; (ii) an unapproved change in the majority membership of the Board of Directors; (iii) a merger or consolidation of the Company or any of its subsidiaries, other than (A) a merger or consolidation that results in the Company’s voting securities continuing to represent 50% or more of the combined voting power of the surviving entity or its parent and the Board of Directors immediately prior to the merger or consolidation continuing to represent at least a majority of the Board of Directors of the surviving entity or its parent or (B) a merger or consolidation effected to implement a recapitalization in which no person is or becomes the beneficial owner of the Company’s voting securities representing more than 50% of the combined voting power; or (iv) shareholder approval of a plan of the Company’s complete liquidation or dissolution or the consummation of an agreement for the sale or disposition of all or substantially all of its assets, other than (A) a sale or disposition to an entity, more than 50% of the combined voting power of which is owned by the Company’s shareholders in substantially the same proportions as their ownership of the Company immediately prior to such sale; or (B) a sale or disposition to an entity controlled by the Board of Directors. However, a change in control will not be deemed to have occurred as a result of any transaction or series of integrated transactions following which the Company’s shareholders, immediately prior thereto, hold immediately afterward the same proportionate equity interests in the entity that owns all or substantially all of the Company’s assets.

Tax Withholding

Each participant will be required to make arrangements satisfactory to the plan administrator regarding payment of up to the maximum statutory tax rates in the participant’s applicable jurisdiction with respect to any award granted under the 2025 Plan, as determined by the Company. The Company has the right, to the extent permitted by applicable law, to deduct any such taxes from any payment of any kind otherwise due to the participant. With the approval of the plan administrator, the participant may satisfy the foregoing requirement by either electing to have the Company withhold from delivery of shares of common stock, cash or other property, as applicable, or by delivering already owned unrestricted shares of common stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by applicable law, to satisfy its withholding obligation with respect to any award.

Amendment and Termination of the 2025 Plan

The 2025 Plan permits the Board of Directors to amend, alter or terminate the 2025 Plan, but no such action may impair the rights of any participant with respect to outstanding awards without the participant’s consent. The plan administrator may amend an award, prospectively or retroactively, but no such amendment may materially impair the rights of any participant without the participant’s consent. Shareholder approval of any such action will be obtained if required to comply with applicable law. The 2025 Plan will terminate on the tenth anniversary of the date it is first approved by shareholders (although awards granted before that time will remain outstanding in accordance with their terms).

Clawback

If the Company is required to prepare an accounting restatement of its financial statements due to its material noncompliance (whether one occurrence or a series of occurrences of noncompliance) with any financial reporting requirement under the securities laws (including if the Company is required to prepare an accounting restatement to correct an error or a series of errors), (a “Covered Accounting Restatement”), and if such Covered Accounting Restatement includes (i) restatements that correct errors that are material to previously issued financial statements (commonly referred to as “Big R” restatements), and (ii) restatements that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if (a) the errors were left uncorrected in the current report, or (b) the error correction was recognized in the current period (commonly referred to as “little r” restatements), then the Committee may require any executive officer described in Section 10D-1(d) of the Exchange Act (a “specified executive officer”) to repay or forfeit to the Company that part of the cash or equity incentive compensation received by that specified executive officer during the preceding three completed fiscal years that the Committee determines was in excess of the amount that such specified executive officer would have received had such cash or equity incentive compensation been calculated based on the restated amounts reported in the restated financial statement. The Committee may consider any factors it deems reasonable in determining whether to seek recoupment of previously paid cash or equity incentive compensation and how much of such compensation to recoup from each specified executive officer (which shall be made irrespective of any fault, misconduct or responsibility of each specified executive officer). To the extent that the impact of the Covered Accounting Restatement on the amount of incentive compensation received cannot be calculated directly from the information therein (e.g., if such restatement’s impact on the price of the Company’s common stock is not clear), such excess amount of incentive compensation shall be determined based the Committee’s reasonable estimate of the effect of the Covered Accounting Restatement on the applicable financial measure (including the stock price or total shareholder return) based upon which the incentive compensation was received. The amount and form of the incentive compensation to be recouped shall be determined by the plan administrator in its sole and absolute discretion, and calculated on a pre-tax basis.

Governing Law

The 2025 Plan is governed by the laws of the State of California (which is the state of the Company’s incorporation and headquarters), without giving effect to principles of conflicts of law of such state.

Indemnification

To the extent allowable pursuant to applicable law, each member of the Board of Directors, the plan administrator and any officer or other employee to whom authority to administer any component of the 2025 Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the 2025 Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of

Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

New Plan Benefits

Future grants under the 2025 Plan will be made at the discretion of the plan administrator and, accordingly, are not yet determinable. In addition, benefits under the 2025 Plan will depend on a number of factors, including the fair market value of the Company’s common stock on future dates and the exercise decisions made by participants. Consequently, at this time, it is not possible to determine the future benefits that might be received by participants receiving discretionary grants under the 2025 Plan.

US Federal Income Tax Consequences

The following is a summary of certain United States federal income tax consequences of awards under the 2025 Plan. It does not purport to be a complete description of all applicable rules, and those rules (including those summarized here) are subject to change.

Non-Qualified Stock Options. A participant who has been granted a non-qualified stock option will not recognize taxable income upon the grant of a non-qualified stock option. Rather, at the time of exercise of such non-qualified stock option, the participant will recognize ordinary income for income tax purposes in an amount equal to the excess of the fair market value of the shares of common stock purchased over the exercise price. The Company generally will be entitled to a tax deduction at such time and in the same amount that the participant recognizes ordinary income. If shares of common stock acquired upon exercise of a non-qualified stock option are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of such exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an incentive stock option. If shares of common stock are purchased by a participant, or option shares, pursuant to the exercise of an incentive stock option granted under the 2025 Plan and the participant does not dispose of the option shares within the two-year period after the date of grant or within one year after the receipt of such option shares by the participant, such disposition a disqualifying disposition, then, generally (1) the participant will not realize ordinary income upon exercise and (2) upon sale of such option shares, any amount realized in excess of the exercise price paid for the option shares will be taxed to such participant as capital gain (or loss). The amount by which the fair market value of the common stock on the exercise date of an incentive stock option exceeds the purchase price generally will constitute an item which increases the participant’s “alternative minimum taxable income.” If option shares acquired upon the exercise of an incentive stock option are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the option shares at the time of exercise (or, if less, the amount realized on the disposition of the option shares), over the exercise price paid for the option shares. Subject to certain exceptions, an option generally will not be treated as an incentive stock option if it is exercised more than three months following termination of employment. If an incentive stock option is exercised at a time when it no longer qualifies as an incentive stock option, such option will be treated as a nonqualified stock option as discussed above. In general, the Company will receive an income tax deduction at the same time and in the same amount as the participant recognizes ordinary income.

Share Appreciation Rights. A participant who is granted an SAR generally will not recognize ordinary income upon receipt of the SAR. Rather, at the time of exercise of such SAR, the participant will recognize ordinary income for income tax purposes in an amount equal to the value of any cash received and the fair market value on the date of exercise of any shares of common stock received. The Company generally will be entitled to a tax deduction at such time and in the same amount, if any, that the participant recognizes as ordinary income. The participant’s tax basis in any shares of common stock received upon exercise of an SAR will be the fair market value of the shares of common stock on the date of exercise, and if the shares are later sold or exchanged, then the difference between the amount received upon such sale or exchange and the fair market value of such shares on the date of exercise will generally be taxable as long-term or short-term capital gain or loss (if the shares are a capital asset of the participant) depending upon the length of time such shares were held by the participant.

Restricted Shares. A participant generally will not be taxed upon the grant of restricted shares, but rather will recognize ordinary income in an amount equal to the fair market value of the shares of common stock at the earlier of the time the shares become transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of the Internal Revenue Code). The Company generally will be entitled to a deduction at the time when, and in the amount that, the participant recognizes ordinary income on account of the lapse of the restrictions. A participant’s tax basis in the shares of common stock will equal their fair market value at the time the restrictions lapse, and the participant’s holding period for capital gains purposes will begin at that time. Any cash dividends paid on the shares of common stock before the restrictions lapse will be taxable to the participant as additional compensation and not as dividend income, unless the individual has made an election under Section 83(b) of the Internal Revenue Code. Under Section 83(b) of the Internal Revenue Code, a participant may elect to recognize ordinary income at the time the restricted shares are awarded in an amount equal to their fair market value at that time, notwithstanding the fact that such stock is subject to restrictions or transfer and a substantial risk of forfeiture. If such an election is made, no additional taxable income will be recognized by such participant at the time the restrictions lapse, the participant will have a tax basis in the shares of common stock equal to their fair market value on the date of their award, and the participant’s holding period for capital gains purposes will begin at that time. The Company generally will be entitled to a tax deduction at the time when, and to the extent that, ordinary income is recognized by such participant.

Restricted Share Units. In general, the grant of RSUs will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such an award in cash or shares of common stock, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Other Awards. With respect to other share-based awards, generally when the participant receives payment in respect of the award, the amount of cash and/or the fair market value of any shares of common stock or other property received will be ordinary income to the participant, and the Company generally will be entitled to a tax deduction at the same time and in the same amount.

Internal Revenue Code Section 409A. Section 409A of the Internal Revenue Code governs the federal income taxation of certain types of nonqualified deferred compensation arrangements. A violation of Section 409A of the Internal Revenue Code generally results in an acceleration of the recognition of income of amounts intended to be deferred and the imposition of an additional federal tax of 20% on the employee over and above the income tax owed, plus possible penalties and interest. The types of arrangements covered by Section 409A of the Internal Revenue Code are broad and may apply to certain awards available under the 2025 Plan (such as restricted stock units). The intent is for the 2025 Plan, including any awards available thereunder, to comply with the requirements of Section 409A of the Internal Revenue Code to the extent applicable. As required by Section 409A of the Internal Revenue Code, certain nonqualified deferred compensation payments to specified employees may be delayed to the seventh month after the employee’s separation from service.

Internal Revenue Code Section 162(m). Section 162(m) of the Internal Revenue Code places a limit of $1 million on the amount of compensation that the Company may deduct in any one fiscal year with respect to certain of its service providers, as provided for Section 162(m). Therefore, the Company may not be able to fully deduct certain compensation derived from 2025 Plan awards by such service providers from its taxable income.

Company Income Tax Effects. Except as described above, the Company will generally be entitled to an income tax deduction in connection with an award under the 2025 Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income.

Accounting Treatment

As required by Financial Accounting Standards Board Accounting Standards Codification, “Share-Based Payment,” upon the grant of options, SARs, restricted shares, RSUs and other stock-based awards pursuant to the 2025 Plan, for financial reporting purposes the Company will incur compensation expense that will be recognized over the vesting period of the options, SARs, restricted shares, RSUs or other stock-based award. The Company is not able at this time to predict whether such compensation expense will be material, on an on-going basis, as that will depend on, among other things, the number of shares for which options, SARs, restricted shares, RSUs or other stock-based awards are granted and the prices of the Company’s common stock in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A

VOTE “FOR” THE APPROVAL OF THE 2025 OMNIBUS EQUITY INCENTIVE PLAN

PROPOSAL 4 – RATIFY SELECTION OF INDEPENDENT AUDITOR

Ratify Selection of Independent Auditor. At the Annual Meeting, shareholders will be asked to ratify the Audit Committee’s selection of Crowe LLP to serve as the Company’s independent auditors for the fiscal year ending December 31, 2025. If the proposal is approved, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders. If the proposal to ratify the selection of Crowe LLP as the Company’s independent auditors is rejected by the shareholders, then the Audit Committee will reconsider its choice of independent auditors. A representative of Crowe LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit Fees. The aggregate fees billed to the Company by Crowe LLP with respect to services performed for fiscal 2024 and 2023 are as follows:

	2024	2023
Audit fees(1)	$630,375	$613,898
Audit related fees(2)	59,850	56,826
Tax fees(3)	57,022	52,395
All other fees	—	—
Total	$747,247	$723,119

(1) Audit fees consisted of fees billed by Crowe LLP for professional services rendered for the audit of the Company’s consolidated financial statements, reviews of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q, and the audit of the

Company’s internal controls over financial reporting. The audit fees also relate to services such as consents and audits of mortgage banking subsidiaries.

(2) Audit-related fees consisted of fees billed by Crowe LLP for audits of certain employee benefits plans.

(3) Tax fees consisted of fees billed by Crowe LLP for the compilation and review of the Company’s tax returns.

Preapproval Policies and Procedures. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of any public accounting firm engaged by the Company for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Any accounting firm appointed by the Company reports directly to the Audit Committee.

The Audit Committee must preapprove all auditing services and permitted non-audit services by its independent auditors and the fees to be paid by the Company for these services, except for those fees qualifying for the “de minimis exception” which provides that the preapproval requirement for certain non-audit services may be waived if certain express standards and requirements are satisfied prior to completion of the audit under certain conditions. This exception requires that the aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenue paid to the audit firm by the Company during the fiscal year in which the services are provided. This exception also requires that at the time of the engagement, the Company did not recognize such services to be non-audit services, and such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee. During fiscal year 2024, there were no non-audit services that were provided using this exception.

The Audit Committee may delegate to one or more members of the Audit Committee the authority to grant preapprovals of non-audit services and fees. In such event, the decisions of the member or members of the Committee regarding preapprovals are presented to the full Audit Committee at its next meeting. The Audit Committee preapproved 100% of all services performed for the Company by Crowe LLP during fiscal year 2024.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF CROWE LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

AUDIT COMMITTEE REPORT

The material in this report is not soliciting material and is not deemed filed with the SEC. It is not incorporated by reference in any of the Company’s filings under the Securities Act of 1933 or the Exchange Act, whether made in the past or in the future even if any of those filings contain any general incorporation language.

The Audit Committee is composed of four Directors who are neither officers nor employees of the Company, and who meet the NASDAQ independence requirements for Audit Committee members. The Audit Committee selects, appoints and retains the Company’s independent auditors and is responsible for their compensation and oversight.

In performing its functions, the Audit Committee acts only in an oversight capacity and necessarily relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent auditors. The auditors express an opinion on the conformity of the Company’s annual financial statements to United States generally accepted accounting principles and on internal control over financial reporting. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited consolidated financial statements for the fiscal year 2024 and discussed them with Management and with Crowe LLP, the Corporation’s independent registered public accountants.

Management represented to the Audit Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. Management also represented that it performed an assessment of the effectiveness of internal control over financial reporting as of December 31, 2024, and that internal control over financial reporting was effective. The independent auditor discussed with the Audit Committee matters required to be discussed by Auditing Standard of the Public Accounting Oversight Board (PCAOB), including certain matters related to the conduct of an audit and to obtain certain information from the Audit Committee relevant to the audit.

The auditors also provided to the Audit Committee the written disclosures and the letter from the independent auditors required by PCAOB standards. The Audit Committee discussed with auditors the firm’s independence.

Based on the Audit Committee’s discussion with Management and the independent auditors, the Audit Committee’s review of the representations of Management and the Report of the Independent Auditors to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended
December 31, 2024 for filing with the SEC.

Submitted by the Audit Committee

Michele Hassid, Chair

E. Joseph Bowler

Inez Wondeh

Martin Camsey

SHAREHOLDER PROPOSAL GUIDELINES

To be considered for inclusion in the Company’s Proxy Statement and form of proxy for next year’s Annual Meeting, shareholder proposals must be delivered to the Corporate Secretary, Westamerica Bancorporation A-2M, P.O. Box 1200, Suisun City, CA 94585, no later than 5:00 p.m. on November 14, 2025. However, if the date of next year’s Annual Meeting is changed by more than 30 days from the date of this year’s meeting, the notice must be received by the Corporate Secretary a reasonable time before we begin to produce and distribute our Proxy Statement. All such proposals must meet the requirements of Rule 14a-8 under the Exchange Act.

In order for business, other than a shareholder proposal submitted for the Company’s Proxy Statement under SEC Rule 14a-8 or the nomination of a director, to be properly brought before next year’s Annual Meeting by a shareholder, the shareholder must give timely written notice to the Corporate Secretary. To be timely, written notice must be received by the Corporate Secretary at least 120 days before the anniversary of the day our Proxy Statement was mailed to shareholders in connection with the previous year’s Annual Meeting, which will be November 14, 2025, for the 2026 Annual Meeting. If the date of the Annual Meeting is changed by more than 30 days, the deadline is a reasonable time before we begin to produce and distribute our Proxy Statement. A shareholder’s notice must set forth a brief description of the proposed business, the name and residence address of the shareholder, the number of shares of the Company’s common stock that the shareholder owns and any material interest the shareholder has in the proposed business.

The requirements and process for shareholder nominations of director candidates are described under the heading “Nominating Directors” on page 13.

The Company reserves the right to reject, to rule out of order, or to take other appropriate action with respect to any proposal that does not comply with these and other applicable legal requirements.

SHAREHOLDER COMMUNICATION TO BOARD OF DIRECTORS

Shareholders and other interested parties who wish to communicate with the Board may do so by writing to: Kris Irvine, VP/Corporate Secretary, Westamerica Bancorporation A-2M, P.O. Box 1200, Suisun City, CA 94585. The Directors have established procedures for the handling of communications from shareholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the responsibility of one of the Board Committees are to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to Management. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any Director who wishes to review them.

OTHER MATTERS

The Board of Directors does not know of any matters to be presented at the Annual Meeting other than those specifically referred to in this Proxy Statement. If any other matters should properly come before the meeting or any postponement or adjournment of the meeting, the persons named in the enclosed proxy intend to vote thereon in accordance with their best business judgment. If a nominee for Director becomes unavailable to serve as a Director, the Proxies will vote for any substitute nominated by the Board of Directors.

The Company will pay the cost of proxy solicitation. The Company has retained the services of Georgeson to assist in the proxy distribution at a cost not to exceed $2,000 plus reasonable out-of-pocket expenses. The Company will reimburse banks, brokers and others holding stock in their names or names of nominees or otherwise, for reasonable out-of-pocket expenses incurred in sending proxies and proxy materials to the holders of such stock.

BY ORDER OF THE BOARD OF DIRECTORS

Kris Irvine

VP/Corporate Secretary

March 14, 2025

Fairfield, California

EXHIBIT A

Westamerica Bancorporation

Nominating Committee Charter – Reaffirmed January 22, 2025

Purpose

This charter (“Charter”) governs the operations of the Nominating Committee (“Committee”) of the Board of Directors (“Board”) of Westamerica Bancorporation (“Company”). The Committee is responsible for exercising oversight with respect to the governance of the Board, including reviewing the qualifications of and recommending to the Board, proposed nominees for election to the Board, reviewing and reporting to the Board on matters of corporate governance and leading the Board in their annual evaluation.

Committee Membership

The Committee shall consist of no fewer than three members. All members of the Committee shall meet the independence requirements of and satisfy any other requirements imposed on members of the Committee pursuant to the federal securities laws and the rules and regulations of the Securities and Exchange Commission, California state law and the Nasdaq Stock Market (“Nasdaq”).

The other qualifications of individuals to serve on the Committee shall be determined by the Board. All members shall be appointed annually by the Board. The Committee may form and delegate authority to subcommittees when appropriate. The Committee shall be subject to the provisions of the Company’s bylaws relating to committees of the Board, including those provisions relating to removing committee members and filling vacancies.

Meetings

The Committee will meet at least once per year or on a more frequent basis as necessary to carry out its responsibilities. The Committee shall make regular reports to the Board summarizing the action taken at Committee meetings.

Committee Responsibilities and Authority

The Committee shall be responsible for screening and recommending qualified candidates to the Board for membership. The Committee shall annually recommend a slate of director nominees to be submitted for election at each annual meeting of shareholders. The Committee will evaluate and consider all candidates submitted by shareholders in accordance with the Company’s bylaws. The Committee will consider persons recommended by shareholders in the same manner as Committee-recommended nominees. The Committee will carefully consider each existing Board member’s qualifications and contributions to evaluate his or her performance as a director prior to recommending an individual for re-nomination each year. In the case of a vacancy in the office of a director, including a vacancy created by an increase in the size of the Board, the Committee shall recommend to the Board an individual to fill such vacancy either through appointment by the Board or through election by shareholders. If not designated by the Board, the Committee may designate a member as its Chair.

For the purpose of identifying nominees for the Board, the Committee will rely on personal contacts, the expertise of management and the corporate staff, and other members of the Board as deemed appropriate, and may engage a professional search firm if the Committee deems it appropriate to do so. The Company shall provide appropriate funding, as determined by the Committee, for payment of compensation to any advisors employed by the Committee and ordinary administrative expenses that the Committee deems to be necessary or appropriate in carrying out its duties. The Committee or a member or members of the Committee designated by the Committee will interview all candidates.

The Committee shall be responsible for assessing the appropriate balance of skills required of Board members. The Committee may also seek to recommend candidates with specific attributes that may assist the Board to comply with industry-specific requirements, California state law and other rules and regulations.

The Committee may recommend to the Board directors believed qualified to serve on each standing committee

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of the Board. The Board shall approve all appointments to the standing committees of the Board.

The Committee will perform other functions as may be assigned by the Board or required by federal securities laws, and rules and regulations of the SEC, the State of California or Nasdaq.

The Committee will periodically review and make recommendations regarding the appropriate size of the Board. The Committee will periodically review and make recommendations regarding the director retirement age policy. The Committee will also periodically make recommendations to the Board with respect to the compensation of Board members.

The Committee shall annually administer and report results of the Board evaluation.

The Committee shall periodically review and report to the Board on matters of corporate governance.

The Committee will review and re-assess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

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EXHIBIT B

WESTAMERICA BANCORPORATION
2025 OMNIBUS EQUITY INCENTIVE PLAN

Section 1.	Purpose of Plan.

The name of the Plan is the Westamerica Bancorporation 2025 Omnibus Equity Incentive Plan. The purposes of the Plan are to (i) provide an additional incentive to selected employees, directors, and independent contractors of the Company or its Affiliates whose contributions are essential to the growth and success of the Company, (ii) strengthen the commitment of such individuals to the Company and its Affiliates, (iii) motivate those individuals to faithfully and diligently perform their responsibilities and (iv) attract and retain competent and dedicated individuals whose efforts will result in the long-term growth and profitability of the Company. To accomplish these purposes, the Plan provides that the Company may grant Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards or any combination of the foregoing.

Section 2.	Definitions.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)       “Administrator” means the Board, or, if and to the extent the Board does not administer the Plan, the Committee in accordance with Section 3 hereof.

(b)       “Affiliate” means a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified as of any date of determination.

(c)       “Applicable Laws” means the applicable requirements under U.S. federal and state corporate laws, U.S. federal and state securities laws, including the Code, any stock exchange or quotation system on which shares of the Common Stock are listed or quoted and the applicable laws of any other country or jurisdiction where Awards are granted under the Plan, as are in effect from time to time.

(d)       “Award” means any Option, Share Appreciation Right, Restricted Shares, Restricted Share Unit or Other Share-Based Award granted under the Plan.

(e)       “Award Agreement” means any written notice, agreement, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine, consistent with the Plan.

(f)       “Beneficial Owner” (or any variant thereof) has the meaning defined in Rule 13d-3 under the Securities Exchange Act.

(g)       “Board” means the Board of Directors of the Company.

(h)       “Bylaws” mean the bylaws of the Company, as may be amended and/or restated from time to time.

(i)       “Cause” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Cause,” then “Cause” means (i) the conviction, guilty plea or plea of “no contest” by the Participant to any felony or a crime involving moral turpitude or the Participant’s commission of any other act or omission involving dishonesty or fraud, (ii) the substantial and repeated failure of the Participant to perform duties of the office held by the Participant, (iii) the Participant’s gross negligence, willful misconduct or breach of fiduciary duty with respect to the Company or any of its Subsidiaries or Affiliates, (iv) any breach by the Participant of any restrictive covenants to which the Participant is subject, and/or (v) the Participant’s engagement in any conduct which is or can reasonably be expected to be materially detrimental or injurious to the business or reputation of the Company or its Affiliates. Any voluntary termination of employment or service by the Participant in anticipation of an involuntary termination of the Participant’s employment or service, as applicable, for Cause shall be deemed to be a termination for Cause.

(j)       “Change in Capitalization” means any (i) merger, consolidation, reclassification, recapitalization, spin-off, spin-out, repurchase or other reorganization or corporate transaction or event, (ii) special or extraordinary dividend or other extraordinary distribution (whether in the form of cash, shares of Common Stock or other property), stock split, reverse stock split, share subdivision or consolidation, (iii) combination or exchange of shares or (iv) other change in corporate structure, which, in any such case, the Administrator determines, in its sole discretion, affects the shares of Common Stock such that an adjustment pursuant to Section 5 hereof is appropriate.

(k)       “Change in Control” means the first occurrence of an event set forth in any one of the following paragraphs following the Effective Date:

(1)       any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person which were acquired directly from the Company or any Affiliate thereof) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (i) of paragraph (3) below; or

(2)       the date on which individuals who constitute the Board as of the Effective Date and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended cease for any reason to constitute a majority of the number of directors serving on the Board; or

(3)       there is consummated a merger or consolidation of the Company or any direct or indirect Subsidiary with any other corporation or other entity, other than (i) a merger or consolidation (A) which results in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, fifty percent (50%) or more of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger or consolidation is then a Subsidiary, the ultimate parent thereof, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities; or

(4)       the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets, other than (A) a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are owned by shareholders of the Company following the completion of such transaction in substantially the same proportions as their ownership of the Company immediately prior to such sale or (B) a sale or disposition of all or substantially all of the Company’s assets immediately following which the individuals who comprise the Board immediately prior thereto constitute at least a majority of the board of directors of the entity to which such assets are sold or disposed or, if such entity is a subsidiary, the ultimate parent thereof.

Notwithstanding the foregoing, (i) a Change in Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the holders of shares of Common Stock immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions and (ii) to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, a Change in Control shall be deemed to have occurred under the Plan with respect to any Award that constitutes deferred compensation under Section 409A of the Code only if a change in the ownership or effective control of the Company or a change in ownership of a substantial portion of the assets of the Company shall also be deemed to have occurred under Section 409A of the Code. For purposes of this definition of Change in Control, the term “Person” shall not include (i) the Company or any Subsidiary thereof, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary thereof, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of shares of the Company.

Notwithstanding anything herein to the contrary, a transaction shall not constitute a Change in Control if its sole purpose is to change the states of the Company’s incorporation or to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transactions.

(l)       “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto.

(m)       “Committee” means any committee or subcommittee the Board (including, but not limited to the Employee Benefits and Compensation Committee of the Company) may appoint to administer the Plan. Subject to the discretion of the Board, the Committee shall be composed entirely of individuals who meet the qualifications of a “non-employee director” within the meaning of Rule 16b-3 under the Securities Exchange Act and any other qualifications required by the applicable stock exchange on which the shares of Common Stock are traded.

(n)       “Common Stock” means the common shares of the Company, without a par value.

(o)       “Company” means Westamerica Bancorporation, a California corporation (or any successor company, except as the term “Company” is used in the definition of “Change in Control” above).

(p)       “Covered Executive” means any Executive Officer that (1) has received Incentive Compensation (A) during the Look-Back Period (as defined in Section 27) and (B) after beginning service as an Executive Officer; and (2) served as an Executive Officer at any time during the performance period for the applicable Incentive Compensation.

(q)       “Disability” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Disability,” then “Disability” means that a Participant, as determined by the Administrator in its sole discretion, (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Company or an Affiliate thereof.

(r)       “Effective Date” has the meaning set forth in Section 17 hereof.

(s)       “Eligible Recipient” means an employee, director or independent contractor of the Company or any Affiliate of the Company who has been selected as an eligible participant by the Administrator; provided, however, to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, an Eligible Recipient of an Option or a Share Appreciation Right means an employee, non-employee director or independent contractor of the Company or any Affiliate of the Company with respect to whom the Company is an “eligible issuer of service recipient stock” within the meaning of Section 409A of the Code.

(t)       “Executive Officer” means any “executive officer” as defined in Section 10D-1(d) of the Securities Exchange Act whom the Board (or the Committee, as applicable) has determined is subject to the reporting requirements of Section 10D of the Securities Exchange Act, and includes any person who is the Company’s president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the issuer in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company (with any executive officers of the Company’s parent(s) or subsidiaries being deemed Executive Officers of the Company if they perform such policy making functions for the Company). All Executive Officers of the Company identified by the Board (or the Committee, as applicable) pursuant to 17 CFR 229.401(b) shall be deemed an “Executive Officer.”

(u)       “Exempt Award” shall mean the following:

(1)       An Award granted in assumption of, or in substitution for, outstanding awards previously granted by a corporation or other entity acquired by the Company or any of its Subsidiaries or with which the Company or any of its Subsidiaries combines by merger or otherwise. The terms and conditions of any such Awards may vary from the terms and conditions set forth in the Plan to the extent the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(2)       An “employment inducement” award as described in the applicable stock exchange listing manual or rules may be granted under the Plan from time to time. The terms and conditions of any “employment inducement” award may vary from the terms and conditions set forth in the Plan to such extent as the Administrator at the time of grant may deem appropriate, subject to Applicable Laws.

(3)       An Award that an Eligible Recipient purchases at Fair Market Value (including Awards that an Eligible Recipient elects to receive in lieu of fully vested compensation that is otherwise due) whether or not the shares of Common Stock are delivered immediately or on a deferred basis.

(v)       “Exercise Price” means, (i) with respect to any Option, the per share price at which a holder of such Option may purchase shares of Common Stock issuable upon exercise of such Award, and (ii) with respect to a Share Appreciation Right, the base price per share of such Share Appreciation Right.

(w)       “Fair Market Value” of a share of Common Stock or another security as of a particular date shall mean the fair market value as determined by the Administrator in its sole discretion; provided, that, (i) if the share of Common Stock or other security is admitted to trading on a national securities exchange, the fair market value on any date shall be the closing sale price reported on such date, or if no shares were traded on such date, on the last preceding date for which there was a sale of a share of Common Stock on such exchange, or (ii) if the share of Common Stock or other security is then traded in an over-the-counter market, the fair market value on any date shall be the average of the closing bid and asked prices for such share in such over-the-counter market for the last preceding date on which there was a sale of such share in such market.

(x)       “Free Standing Rights” has the meaning set forth in Section 8.

(y)       “Good Reason” has the meaning assigned to such term in any individual service, employment or severance agreement or Award Agreement with the Participant or, if no such agreement exists or if such agreement does not define “Good Reason,” “Good Reason” and any provision of this Plan that refers to “Good Reason” shall not be applicable to such Participant.

(z)       “Incentive Compensation” shall be deemed to be any compensation (including any Award or any other short-term or long-term cash or equity incentive award or any other payment) that is granted, earned, or vested based wholly or in part upon the attainment of any financial reporting measure (i.e., any measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measure that is derived wholly or in part from such measures, including stock price and total shareholder return). For the avoidance of doubt, financial reporting measures include “non-GAAP financial measures” for purposes of Securities Exchange Act Regulation G and 17 CFR 229.10, as well as other measures, metrics and ratios that are not non-GAAP measures, like same store sales. Financial reporting measures may or may not be included in a filing with the Securities and Exchange Commission, and may be presented outside the Company’s financial statements, such as in Management’s Discussion and Analysis of Financial Conditions and Results of Operations or the performance graph.

(aa)       “ISO” means an Option intended to be and designated as an “incentive stock option” within the meaning of Section 422 of the Code.

(bb)       “Minimum Vesting Requirement” has the meaning set forth in Section 3(g).

(cc)       “Nonqualified Stock Option” shall mean an Option that is not designated as an ISO.

(dd)       “Option” means an option to purchase shares of Common Stock granted pursuant to Section 7 hereof. The term “Option” as used in the Plan includes the terms “Nonqualified Stock Option” and “ISO.”

(ee)       “Other Share-Based Award” means a right or other interest granted pursuant to Section 10 hereof that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, a share of Common Stock, including, but not limited to, unrestricted shares of Common Stock, dividend equivalents or performance units, each of which may be subject to the attainment of performance goals or a period of continued provision of service or employment or other terms or conditions as permitted under the Plan.

(ff)       “Participant” means any Eligible Recipient selected by the Administrator, pursuant to the Administrator’s authority provided for in Section 3 below, to receive grants of Awards, and, upon a Participant’s death, the Participant’s successors, heirs, executors and administrators, as the case may be.

(gg)       “Person” shall have the meaning given in Section 3(a)(9) of the Securities Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof.

(hh)       “Plan” means this 2025 Omnibus Equity Incentive Plan.

(ii)       “Prior Plans” means the 2019 Omnibus Equity Incentive Plan (as amended from time to time) as in effect immediately prior to the Effective Date.

(jj)       “Related Rights” has the meaning set forth in Section 8.

(kk)       “Restricted Period” has the meaning set forth in Section 9.

(ll)       “Restricted Share” means a share of Common Stock granted pursuant to Section 9 below subject to certain restrictions that lapse at the end of a specified period (or periods) of time and/or upon attainment of specified performance objectives.

(mm)    “Restricted Share Unit” means the right granted pursuant to Section 9 hereof to receive a share of Common Stock at the end of a specified restricted period (or periods) of time and/or upon attainment of specified performance objectives.

(nn)       “Rule 16b-3” has the meaning set forth in Section 3.

(oo)       “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(pp)       “Share Appreciation Right” means a right granted pursuant to Section 8 hereof to receive an amount equal to the excess, if any, of (i) the aggregate Fair Market Value, as of the date such Award or portion thereof is surrendered, of the Shares covered by such Award or such portion thereof, over (ii) the aggregate Exercise Price of such Award or such portion thereof.

(qq)       “Shares” means Common Stock reserved for issuance under the Plan, as adjusted pursuant to the Plan, and any successor (pursuant to a merger, consolidation, or other reorganization) security.

(rr)       “Subsidiary” means, with respect to any Person, as of any date of determination, any other Person as to which such first Person owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such other Person.

(ss)       “Term” has the meaning set forth in Section 3.

(tt)       “Transfer” has the meaning set forth in Section 15.

Section 3.	Administration.

(a)       The Plan shall be administered by the Administrator and shall be administered, to the extent applicable, in accordance with Rule 16b-3 under the Securities Exchange Act (“Rule 16b-3”).

(b)       Pursuant to the terms of the Plan, the Administrator, subject, in the case of any Committee, to any restrictions on the authority delegated to it by the Board, shall have the power and authority, without limitation:

(1)       to select those Eligible Recipients who shall be Participants;

(2)       to determine whether and to what extent Options, Share Appreciation Rights, Restricted Shares, Restricted Share Units, Other Share-Based Awards or a combination of any of the foregoing, are to be granted hereunder to Participants;

(3)       to determine the number of Shares to be covered by each Award granted hereunder;

(4)       to determine the terms and conditions, not inconsistent with the terms of the Plan, of each Award granted hereunder (including, but not limited to, (i) the restrictions applicable to Restricted Shares or Restricted Share Units and the conditions under which restrictions applicable to such Restricted Shares or Restricted Share Units shall lapse, (ii) the performance goals and periods applicable to Awards, (iii) the Exercise Price of each Option and each Share Appreciation Right or the purchase price of any other Award, (iv) the vesting schedule and terms applicable to each Award, (v) the number of Shares or amount of cash or other property subject to each Award and (vi) subject to the requirements of Section 409A of the Code (to the extent applicable) any amendments to the terms and conditions of outstanding Awards, including, but not limited to, extending the exercise period of such Awards and accelerating the payment schedules of such Awards and/or, to the extent specifically permitted under the Plan, accelerating the vesting schedules of such Awards);

(5)       to determine the terms and conditions, not inconsistent with the terms of the Plan, which shall govern all written instruments evidencing Awards;

(6)       to determine the Fair Market Value in accordance with the terms of the Plan;

(7)       to determine the duration and purpose of leaves of absence which may be granted to a Participant without constituting termination of the Participant’s service or employment for purposes of Awards granted under the Plan;

(8)       to adopt, alter and repeal such administrative rules, regulations, guidelines and practices governing the Plan as it shall from time to time deem advisable; and

(9)       to construe and interpret the terms and provisions of, and supply or correct omissions in, the Plan and any Award issued under the Plan (and any Award Agreement relating thereto), and to otherwise supervise the administration of the Plan and to exercise all powers and authorities either specifically granted under the Plan or necessary and advisable in the administration of the Plan.

(c)       Subject to Section 5, neither the Board nor the Committee shall have the authority to reprice or cancel and regrant any Award at a lower exercise, base or purchase price or cancel any Award with an exercise, base or purchase price in exchange for cash, property or other Awards without first obtaining the approval of the Company’s shareholders.

(d)       All decisions made by the Administrator pursuant to the provisions of the Plan shall be final, conclusive and binding on all Persons, including the Company and the Participants.

(e)       The expenses of administering the Plan shall be borne by the Company and its Affiliates.

(f)       If at any time or to any extent the Board shall not administer the Plan, then the functions of the Administrator specified in the Plan shall be exercised by the Committee. Except as otherwise provided in the Articles of Incorporation or Bylaws of the Company, any action of the Committee with respect to the administration of the Plan shall be taken by a majority vote at a meeting at which a quorum is duly constituted or unanimous written consent of the Committee’s members.

(g)       Notwithstanding any other provision of this Plan, equity-based Awards (or any portion thereof) shall not vest earlier than one year following the grant date thereof (excluding, for this purpose, any (i) substitute awards, and (ii) Awards to non-employee directors that were granted on the date of the annual shareholder meeting which vest on or after the next annual shareholder meeting) (the “Minimum Vesting Requirement”); provided, that the Committee may grant Awards that are not subject to the Minimum Vesting Requirement with respect to five percent (5%) or less of the shares of Common Stock available for issuance under the Plan (as may be adjusted pursuant to Section 5), provided, further, that the restriction in this Section 3(g) does not apply to the Administrator’s discretion to provide for accelerated exercisability or vesting of any Award, including in cases of retirement, termination of service other than for Cause, death, or Disability, as set forth in the terms of the Award or otherwise.

Section 4.	Shares Reserved for Issuance Under the Plan.

(a)       Subject to Section 5 hereof, the number of shares of Common Stock that are reserved and available for issuance pursuant to Awards granted under the Plan shall be equal to 750,000 shares, provided, that, shares of Common Stock issued under the Plan with respect to an Exempt Award shall not count against such share limit. In light of the adoption of this Plan, no further awards shall be made under the Prior Plan on or after the Effective Date, provided that all Prior Plan Awards which are outstanding as of the Effective Date shall continue to be governed by the terms, conditions and procedures set forth in the Prior Plan and any applicable award agreement.

(b)       Shares issued under the Plan may, in whole or in part, be authorized but unissued shares of Common Stock or shares of Common Stock that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If an Award entitles the Participant to receive or purchase shares of Common Stock, the number of Shares covered by such Award or to which such Award relates shall be counted on the date of grant of such Award against the aggregate number of shares of Common Stock available for granting Awards under the Plan. If any Shares subject to an Award are forfeited, cancelled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Participant, the Shares with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for granting Awards under the Plan. Notwithstanding the foregoing, Shares surrendered or withheld as payment of either the Exercise Price of an Award (including Shares otherwise underlying a Share Appreciation Right that are retained by the Company to account for the Exercise Price of such Share Appreciation Right) and/or withholding taxes in respect of an Award shall no longer be available for grant under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be cancelled to the extent of the number of Shares as to which the Award is exercised and, notwithstanding the foregoing, such number of Shares shall no longer be available for grant under the Plan.

(c)       No more than 750,000 shares of Common Stock shall be issued pursuant to the exercise of ISOs.

Section 5.	Equitable Adjustments.

In the event of any Change in Capitalization, an equitable substitution or proportionate adjustment shall be made in (i) the aggregate number and kind of securities reserved for issuance under the Plan pursuant to Section 4, (ii) the kind, number of securities subject to, and the Exercise Price subject to outstanding Options and Share Appreciation Rights granted under the Plan, (iii) the kind, number and purchase price of Shares or other securities or the amount of cash or amount or type of other property subject to outstanding Restricted Shares, Restricted Share Units or Other Share-Based Awards granted under the Plan; and/or (iv) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); provided, however, that any fractional shares resulting from the adjustment shall be eliminated. Such other equitable substitutions or adjustments shall be made as may be determined by the Administrator, in its sole discretion. Without limiting the generality of the foregoing, in connection with a Change in Capitalization, the Administrator may provide, in its sole discretion, but subject in all events to the requirements of Section 409A of the Code, for the cancellation of any outstanding Award granted hereunder in exchange for payment in cash or other property having an aggregate Fair Market Value equal to the Fair Market Value of the Shares, cash or other property covered by such Award, reduced by the aggregate Exercise Price or purchase price thereof, if any; provided, however, that if the Exercise Price or purchase price of any outstanding Award is equal to or greater than the Fair Market Value of the shares of Common Stock, cash or other property covered by such Award, the Administrator may cancel such Award without the payment of any consideration to the Participant. Further, without limiting the generality of the foregoing, with respect to Awards subject to foreign laws, adjustments made hereunder shall be made in compliance with applicable requirements. Except to the extent determined by the Administrator, any adjustments to ISOs under this Section 5 shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code. The Administrator’s determinations pursuant to this Section 5 shall be final, binding and conclusive.

Section 6.	Eligibility.

The Participants in the Plan shall be selected from time to time by the Administrator, in its sole discretion, from those individuals that qualify as Eligible Recipients.

Section 7.	Options.

(a)       General. Options granted under the Plan shall be designated as Nonqualified Stock Options or ISOs. Each Participant who is granted an Option shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the Exercise Price of the Option, the term of the Option and provisions regarding exercisability of the Option, and whether the Option is intended to be an ISO or a Nonqualified Stock Option (and in the event the Award Agreement has no such designation, the Option shall be a Nonqualified Stock Option). The provisions of each Option need not be the same with respect to each Participant. More than one Option may be granted to the same Participant and be outstanding concurrently hereunder. Options granted under the Plan shall be subject to the terms and conditions set forth in this Section 7 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable and set forth in the applicable Award Agreement.

(b)       Exercise Price. The Exercise Price of Shares purchasable under an Option shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(c)       Option Term. The maximum term of each Option shall be fixed by the Administrator, but no Option shall be exercisable more than ten (10) years after the date such Option is granted. Each Option’s term is subject to earlier expiration pursuant to the applicable provisions in the Plan and the Award Agreement. Notwithstanding the foregoing, subject to Section 3(g) of the Plan, the administrator shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as the Administrator, in its sole discretion, deems appropriate.

(d)       Exercisability. Each Option shall be subject to vesting or becoming exercisable at such time or times and subject to such terms and conditions, including the attainment of performance goals, as shall be determined by the Administrator in the applicable Award Agreement. The Administrator may also provide that any Option shall be exercisable only in installments, and the Administrator may waive such installment exercise provisions at any time, in whole or in part, based on such factors as the Administrator may determine in its sole discretion.

(e)       Method of Exercise. Options may be exercised in whole or in part by giving written notice of exercise to the Company specifying the number of whole Shares to be purchased, accompanied by payment in full of the aggregate Exercise Price of the Shares so purchased in cash or its equivalent, as determined by the Administrator. As determined by the Administrator, in its sole discretion, with respect to any Option or category of Options, payment in whole or in part may also be made (i) by means of consideration received under any cashless exercise procedure approved by the Administrator (including the withholding of Shares otherwise issuable upon exercise), (ii) in the form of unrestricted Shares already owned by the Participant which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (iii) any other form of consideration approved by the Administrator and permitted by Applicable Laws or (iv) any combination of the foregoing.

(f)       ISOs. The terms and conditions of ISOs granted hereunder shall be subject to the provisions of Section 422 of the Code and the terms, conditions, limitations and administrative procedures established by the Administrator from time to time in accordance with the Plan. At the discretion of the Administrator, ISOs may be granted only to an employee of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company.

(1)       ISO Grants to 10% Shareholders. Notwithstanding anything to the contrary in the Plan, if an ISO is granted to a Participant who owns shares representing more than ten percent (10%) of the voting power of all classes of shares of the Company, its “parent corporation” (as such term is defined in Section 424(e) of the Code) or a Subsidiary of the Company, the term of the ISO shall not exceed five (5) years from the time of grant of such ISO and the Exercise Price shall be at least one hundred and ten percent (110%) of the Fair Market Value of the Shares on the date of grant.

(2)       $100,000 Per Year Limitation For ISOs. To the extent the aggregate Fair Market Value (determined on the date of grant) of the shares of Common Stock for which ISOs are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess ISOs shall be treated as Nonqualified Stock Options.

(3)       Disqualifying Dispositions. Each Participant awarded an ISO under the Plan shall notify the Company in writing immediately after the date the Participant makes a “disqualifying disposition” of any Share acquired pursuant to the exercise of such ISO. A “disqualifying disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date of grant of the ISO and (ii) one year after the date the Participant acquired the Shares by exercising the ISO. The Company may, if determined by the Administrator and in accordance with procedures established by it, retain possession of any Shares acquired pursuant to the exercise of an ISO as agent for the applicable Participant until the end of the period described in the preceding sentence, subject to complying with any instructions from such Participant as to the sale of such Shares.

(g)       Rights as Shareholder. A Participant shall have no rights to dividends, dividend equivalents or distributions or any other rights of a shareholder with respect to the Shares subject to an Option until the Participant has given written notice of the exercise thereof, and has paid in full for such Shares and has satisfied the requirements of Section 15 hereof.

(h)       Termination of Employment or Service. Treatment of an Option upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(i)       Other Change in Employment or Service Status. An Option shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment status or service status of a Participant, in the discretion of the Administrator.

Section 8.	Share Appreciation Rights.

(a)       General. Share Appreciation Rights may be granted either alone (“Free Standing Rights”) or in conjunction with all or part of any Option granted under the Plan (“Related Rights”). Related Rights may be granted either at or after the time of the grant of such Option. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, grants of Share Appreciation Rights shall be made. Each Participant who is granted a Share Appreciation Right shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded, the Exercise Price per Share, and all other conditions of Share Appreciation Rights. Notwithstanding the foregoing, no Related Right may be granted for more Shares than are subject to the Option to which it relates. The provisions of Share Appreciation Rights need not be the same with respect to each Participant. Share Appreciation Rights granted under the Plan shall be subject to the following terms and conditions set forth in this Section 8 and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable, as set forth in the applicable Award Agreement.

(b)       Awards; Rights as Shareholder. A Participant shall have no rights to dividends or any other rights of a shareholder with respect to the Shares, if any, subject to a Share Appreciation Right until the Participant has given written notice of the exercise thereof and has satisfied the requirements of Section 15 hereof.

(c)       Exercise Price. The Exercise Price of Shares purchasable under a Share Appreciation Right shall be determined by the Administrator in its sole discretion at the time of grant, but in no event shall the exercise price of a Share Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date of grant.

(d)       Exercisability.

(1)       Share Appreciation Rights that are Free Standing Rights shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Administrator in the applicable Award Agreement.

(2)       Share Appreciation Rights that are Related Rights shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable in accordance with the provisions of Section 7 hereof and this Section 8 of the Plan.

(e)       Payment Upon Exercise.

(1)       Upon the exercise of a Free Standing Right, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price per share specified in the Free Standing Right multiplied by the number of Shares in respect of which the Free Standing Right is being exercised.

(2)       A Related Right may be exercised by a Participant by surrendering the applicable portion of the related Option. Upon such exercise and surrender, the Participant shall be entitled to receive up to, but not more than, that number of Shares equal in value to the excess of the Fair Market Value as of the date of exercise over the Exercise Price specified in the related Option multiplied by the number of Shares in respect of which the Related Right is being exercised. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the Related Rights have been so exercised.

(3)       Notwithstanding the foregoing, the Administrator may determine to settle the exercise of a Share Appreciation Right in cash (or in any combination of Shares and cash).

(f)       Termination of Employment or Service. Treatment of an Share Appreciation Right upon termination of employment of a Participant shall be provided for by the Administrator in the Award Agreement.

(g)       Term.

(1)       The term of each Free Standing Right shall be fixed by the Administrator, but no Free Standing Right shall be exercisable more than ten (10) years after the date such right is granted.

(2)       The term of each Related Right shall be the term of the Option to which it relates, but no Related Right shall be exercisable more than ten (10) years after the date such right is granted.

(h)       Other Change in Employment or Service Status. Share Appreciation Rights shall be affected, both with regard to vesting schedule and termination, by leaves of absence, including unpaid and un-protected leaves of absence, changes from full-time to part-time employment, partial Disability or other changes in the employment or service status of a Participant, in the discretion of the Administrator.

Section 9.	Restricted Shares and Restricted Share Units.

(a)       General. Restricted Shares or Restricted Share Units may be issued under the Plan. The Administrator shall determine the Eligible Recipients to whom, and the time or times at which, Restricted Shares or Restricted Share Units shall be made. Each Participant who is granted Restricted Shares or Restricted Share Units shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be awarded; the price, if any, to be paid by the Participant for the acquisition of Restricted Shares or Restricted Share Units; the period of time restrictions, performance goals or other conditions that apply to Transferability, delivery or vesting of such Awards (the “Restricted Period”); and all other conditions applicable to the Restricted Shares and Restricted Share Units. If the restrictions, performance goals or conditions established by the Administrator are not attained, a Participant shall forfeit his or her Restricted Shares or Restricted Share Units, in accordance with the terms of the grant. The provisions of the Restricted Shares or Restricted Share Units need not be the same with respect to each Participant.

(b)       Awards and Certificates. Except as otherwise provided below in Section 9(c), (i) each Participant who is granted an Award of Restricted Shares may, in the Company’s sole discretion, be issued a share certificate in respect of such Restricted Shares; and (ii) any such certificate so issued shall be registered in the name of the Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to any such Award. The Company may require that the share certificates, if any, evidencing Restricted Shares granted hereunder be held in the custody of the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Award of Restricted Shares, the Participant shall have delivered a share transfer form, endorsed in blank, relating to the Shares covered by such Award. Certificates for shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in such Restricted Shares Award. With respect to Restricted Share Units to be settled in Shares, at the expiration of the Restricted Period, share certificates in respect of the Shares underlying such Restricted Share Units may, in the Company’s sole discretion, be delivered to the Participant, or his legal representative, in a number equal to the number of Shares underlying the Restricted Share Units Award. Notwithstanding anything in the Plan to the contrary, any Restricted Shares or Restricted Share Units to be settled in Shares (at the expiration of the Restricted Period, and whether before or after any vesting conditions have been satisfied) may, in the Company’s sole discretion, be issued in uncertificated form. Further, notwithstanding anything in the Plan to the contrary, with respect to Restricted Shares Units, at the expiration of the Restricted Period, Shares, or cash, as applicable, shall promptly be issued (either in certificated or uncertificated form) to the Participant, unless otherwise deferred in accordance with procedures established by the Company in accordance with Section 409A of the Code, and such issuance or payment shall in any event be made within such period as is required to avoid the imposition of a tax under Section 409A of the Code.

(c)       Restrictions and Conditions. The Restricted Shares or Restricted Share Units granted pursuant to this Section 9 shall be subject to the following restrictions and conditions and any additional restrictions or conditions as determined by the Administrator at the time of grant or, subject to Section 409A of the Code where applicable, thereafter:

(1)       Subject to Section 3(g), the Administrator may, in its sole discretion, provide for the lapse of restrictions in installments. Notwithstanding the foregoing, upon a Change in Control, the outstanding Awards shall be subject to Section 11 hereof.

(2)       Except as provided in the applicable Award Agreement, the Participant shall generally have the rights of a shareholder of the Company with respect to Restricted Shares during the Restricted Period; provided, however, that dividends declared during the Restricted Period with respect to an Award, shall only become payable if (and to the extent) the underlying Restricted Shares vest. Except as provided in the applicable Award Agreement, the Participant shall generally not have the rights of a shareholder with respect to Shares subject to Restricted Share Units during the Restricted Period; provided, however, that, subject to Section 409A of the Code, an amount equal to dividends declared during the Restricted Period with respect to the number of Shares covered by Restricted Share Units shall, unless otherwise set forth in an Award Agreement, be paid to the Participant at the time (and to the extent) Shares in respect of the related Restricted Share Units are delivered to the Participant. Certificates for Shares of unrestricted Common Stock may, in the Company’s sole discretion, be delivered to the Participant only after the Restricted Period has expired without forfeiture in respect of such Restricted Shares or Restricted Share Units, except as the Administrator, in its sole discretion, shall otherwise determine.

(3)       The rights of Participants granted Restricted Shares or Restricted Share Units upon termination of employment with the Company or to any Affiliate thereof terminates for any reason during the Restricted Period shall be set forth in the Award Agreement.

(d)       Form of Settlement. The Administrator reserves the right in its sole discretion to provide (either at or after the grant thereof) that any Restricted Share Unit represent the right to receive the amount of cash per unit that is determined by the Administrator in connection with the Award.

Section 10.	Other Share-Based Awards.

Other Share-Based Awards may be issued under the Plan. Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the individuals to whom and the time or times at which such Other Share-Based Awards shall be granted. Each Participant who is granted an Other Share-Based Award shall enter into an Award Agreement with the Company, containing such terms and conditions as the Administrator shall determine, in its sole discretion, including, among other things, the number of Shares to be granted pursuant to such Other Share-Based Awards, or the manner in which such Other Share-Based Awards shall be settled (e.g., in Shares, cash or other property), or the conditions to the vesting and/or payment or settlement of such Other Share-Based Awards (which may include, but not be limited to, achievement of performance criteria) and all other terms and conditions of such Other Share-Based Awards. In the event that the Administrator grants a bonus in the form of Shares, the Shares constituting such bonus shall, as determined by the Administrator, be evidenced in uncertificated form or by a book entry record or a certificate issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such bonus is payable. Notwithstanding anything set forth in the Plan to the contrary, any dividend or dividend equivalent Award issued hereunder shall be subject to the same restrictions, conditions and risks of forfeiture as apply to the underlying Award.

Section 11.	Change in Control.

In the event that (a) a Change in Control occurs, and (b) the Participant is employed by the Company or any of its Affiliates immediately prior to the consummation of such Change in Control then upon the consummation of such Change in Control:

(a)       any unvested or unexercisable portion of any Award carrying a right to exercise shall become fully vested and exercisable; and

(b)       the restrictions, deferral limitations, payment conditions and forfeiture conditions applicable to an Award granted under the Plan shall lapse and such Awards shall be deemed fully vested and any performance conditions imposed with respect to such Awards shall be deemed to be fully achieved at target performance levels.

The Administrator shall have discretion in connection with such Change in Control to provide that all Options and/or Share Appreciation Rights outstanding immediately prior to such Change in Control shall expire upon the consummation of such Change in Control if not exercised upon, or prior to, such Change in Control.

Section 12.	Amendment and Termination.

The Board may amend, alter or terminate the Plan at any time, but no amendment, alteration or termination shall be made that would impair the rights of a Participant under any Award theretofore granted without such Participant’s consent. The Board shall obtain approval of the Company’s shareholders for any amendment that would require such approval in order to satisfy the requirements of any rules of the stock exchange on which the Common Stock is traded or other Applicable Law. Subject to Section 3(c), the Administrator may amend the terms of any Award theretofore granted, prospectively or retroactively, but, subject to Section 5 of the Plan and the immediately preceding sentence, no such amendment shall materially impair the rights of any Participant without his or her consent.

Section 13.	Unfunded Status of Plan.

The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

Section 14.	Withholding Taxes.

Each Participant shall, no later than the date as of which the value of an Award first becomes includible in the gross income of such Participant for purposes of applicable taxes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of an amount up to the maximum statutory tax rates in the Participant’s applicable jurisdiction with respect to the Award, as determined by the Company. The obligations of the Company under the Plan shall be conditional on the making of such payments or arrangements, and the Company shall, to the extent permitted by Applicable Laws, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant. Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any applicable withholding tax requirements related thereto. Whenever Shares or property other than cash are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any related taxes to be withheld and applied to the tax obligations; provided, that, with the approval of the Administrator, a Participant may satisfy the foregoing requirement by either (i) electing to have the Company withhold from delivery of Shares or other property, as applicable, or (ii) delivering already owned unrestricted shares of Common Stock, in each case, having a value not exceeding the applicable taxes to be withheld and applied to the tax obligations. Such already owned and unrestricted shares of Common Stock shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined and any fractional share amounts resulting therefrom shall be settled in cash. Such an election may be made with respect to all or any portion of the Shares to be delivered pursuant to an award. The Company may also use any other method of obtaining the necessary payment or proceeds, as permitted by Applicable Laws, to satisfy its withholding obligation with respect to any Award.

Section 15.	Transfer of Awards.

Until such time as the Awards are fully vested and/or exercisable in accordance with the Plan or an Award Agreement, no purported sale, assignment, mortgage, hypothecation, transfer, charge, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any Award or any agreement or commitment to do any of the foregoing (each, a “Transfer”) by any holder thereof in violation of the provisions of the Plan or an Award Agreement will be valid, except with the prior written consent of the Administrator, which consent may be granted or withheld in the sole discretion of the Administrator. Any purported Transfer of an Award or any economic benefit or interest therein in violation of the Plan or an Award Agreement shall be null and void ab initio and shall not create any obligation or liability of the Company, and any Person purportedly acquiring any Award or any economic benefit or interest therein transferred in violation of the Plan or an Award Agreement shall not be entitled to be recognized as a holder of such Shares or other property underlying such Award. Unless otherwise determined by the Administrator in accordance with the provisions of the immediately preceding sentence, an Option or a Share Appreciation Right may be exercised, during the lifetime of the Participant, only by the Participant or, during any period during which the Participant is under a legal Disability, by the Participant’s guardian or legal representative.

Section 16.	Continued Employment or Service.

Neither the adoption of the Plan nor the grant of an Award shall confer upon any Eligible Recipient any right to continued employment or service with the Company or any Affiliate thereof, as the case may be, nor shall it interfere in any way with the right of the Company or any Affiliate thereof to terminate the employment or service of any of its Eligible Recipients at any time.

Section 17.	Effective Date.

The Plan was approved by the Board on February 27, 2025 and shall be adopted and become effective on the date that it is approved by the Company’s shareholders (the “Effective Date”).

Section 18.	Electronic Signature.

Participant’s electronic signature of an Award Agreement shall have the same validity and effect as a signature affixed by hand.

Section 19.	Term of Plan.

No Award shall be granted pursuant to the Plan on or after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

Section 20.	Securities Matters and Regulations.

(a)       Notwithstanding anything herein to the contrary, the obligation of the Company to sell or deliver Shares with respect to any Award granted under the Plan shall be subject to all Applicable Laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Administrator. The Administrator may require, as a condition of the issuance and delivery of certificates evidencing shares of Common Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Administrator, in its sole discretion, deems necessary or advisable.

(b)       Each Award is subject to the requirement that, if at any time the Administrator determines that the listing, registration or qualification of Shares is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Shares, no such Award shall be granted or payment made or Shares issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Administrator.

(c)       In the event that the disposition of Shares acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Exchange Act and is not otherwise exempt from such registration, such Shares shall be restricted against transfer to the extent required by the Securities Exchange Act or regulations thereunder, and the Administrator may require a Participant receiving Common Stock pursuant to the Plan, as a condition precedent to receipt of such Common Stock, to represent to the Company in writing that the Common Stock acquired by such Participant is acquired for investment only and not with a view to distribution.

Section 21.	Section 409A of the Code.

The Plan as well as payments and benefits under the Plan are intended to be exempt from, or to the extent subject thereto, to comply with Section 409A of the Code, and, accordingly, to the maximum extent permitted, the Plan shall be interpreted in accordance therewith. Notwithstanding anything contained herein to the contrary, to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the Participant shall not be considered to have terminated employment or service with the Company for purposes of the Plan and no payment shall be due to the Participant under the Plan or any Award until the Participant would be considered to have incurred a “separation from service” from the Company and its Affiliates within the meaning of Section 409A of the Code. Any payments described in the Plan that are due within the “short term deferral period” as defined in Section 409A of the Code shall not be treated as deferred compensation unless Applicable Law requires otherwise. Notwithstanding anything to the contrary in the Plan, to the extent that any Awards (or any other amounts payable under any plan, program or arrangement of the Company or any of its Affiliates) are payable upon a separation from service and such payment would result in the imposition of any individual tax and penalty interest charges imposed under Section 409A of the Code, the settlement and payment of such Awards (or other amounts) shall instead be made on the first business day after the date that is six (6) months following such separation from service (or death, if earlier). Each amount to be paid or benefit to be provided under this Plan shall be construed as a separate identified payment for purposes of Section 409A of the Code. The Company makes no representation that any or all of the payments or benefits described in this Plan will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment. The Participant shall be solely responsible for the payment of any taxes and penalties incurred under Section 409A.

Section 22.	Notification of Election Under Section 83(b) of the Code.

If any Participant shall, in connection with the acquisition of shares of Common Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within ten (10) days after filing notice of the election with the Internal Revenue Service.

Section 23.	No Fractional Shares.

No fractional shares of Common Stock shall be issued or delivered pursuant to the Plan. The Administrator shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

Section 24.	Beneficiary.

A Participant may file with the Administrator a written designation of a beneficiary on such form as may be prescribed by the Administrator and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant’s estate shall be deemed to be the Participant’s beneficiary.

Section 25.	Paperless Administration.

In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Participant may be permitted through the use of such an automated system.

Section 26.	Severability.

If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

Section 27.	Clawback.

(a)       If the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance (whether one occurrence or a series of occurrences of noncompliance) with any financial reporting requirement under the securities laws (including if the Company is required to prepare an accounting restatement to correct an error (or a series of errors)) (a “Covered Accounting Restatement”), and if such Covered Accounting Restatement includes (i) restatements that correct errors that are material to previously issued financial statements (commonly referred to as “Big R” restatements), and (ii) restatements that correct errors that are not material to previously issued financial statements, but would result in a material misstatement if (a) the errors were left uncorrected in the current report, or (b) the error correction was recognized in the current period (commonly referred to as “little r” restatements), then the Committee may require any Covered Executive to repay (in which event, such Covered Executive shall, within thirty (30) days of the notice by the Company, repay to the Company) or forfeit (in which case, such Covered Executive shall immediately forfeit to the Company) to the Company, and each Covered Executive hereby agrees to so repay or forfeit, that portion of the Incentive Compensation received by such Covered Executive during the period comprised of the Company’s three (3) completed fiscal years (together with any intermittent stub fiscal year period(s) of less than nine (9) months resulting from Company’s transition to different fiscal year measurement dates) immediately preceding the date the Company is deemed (as described below) to be required to prepare a Covered Accounting Restatement (such period, the “Look-Back Period”), that the Committee determines was in excess of the amount of Incentive Compensation that such Covered Executive would have received during such Look-Back Period, had such Incentive Compensation been calculated based on the restated amounts, and irrespective of any fault, misconduct or responsibility of such Covered Executive for the Covered Accounting Restatement. It is specifically understood that, to the extent that the impact of the Covered Accounting Restatement on the amount of Incentive Compensation received cannot be calculated directly from the information therein (e.g., if such restatement’s impact on the Company’s stock price is not clear), such excess amount of Incentive Compensation shall be determined based on a reasonable estimate by the Committee of the effect of the Covered Accounting Restatement on the applicable financial measure (including the stock price or total shareholder return) based upon which the Incentive Compensation was received. The amount of the Incentive Compensation to be recouped shall be determined by the Committee in its sole and absolute discretion and calculated on a pre-tax basis, and the form of such recoupment of Incentive Compensation may be made, in the Committee’s sole and absolute discretion, through the forfeiture or cancellation of vested or unvested Awards, cash repayment or both. Incentive Compensation shall be deemed received, either wholly or in part, in the fiscal year during which the financial reporting measure specified in such Incentive Compensation Award is attained (or with respect to, or based on, the achievement of any financial reporting measure which such Incentive Compensation was granted, earned or vested, as applicable), even if the payment, vesting or grant of such Incentive Compensation occurs after the end of such fiscal year. For purposes of this Section 27, the Company is deemed to be required to prepare a Covered Accounting Restatement on the earlier of: (A) the date upon which the Board or an applicable committee thereof, or the officer or officers of the Company authorized to take such action if Board action is not required, concludes, or reasonably should have concluded, that the Company is required to prepare a Covered Accounting Restatement; or (B) the date a court, regulator, or other legally authorized body directs the Company to prepare a Covered Accounting Restatement.

(b)       Notwithstanding any other provisions in this Plan, any Award or any other compensation received by a Participant which is subject to recovery under any Applicable Laws, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such Applicable Law, government regulation or stock exchange listing requirement), will be subject to such deductions and clawback as may be required to be made pursuant to such Applicable Law, government regulation or stock exchange listing requirement (or any policy adopted by the Company pursuant to any such law, government regulation or stock exchange listing requirement on or following the Effective Date).

Section 28.	Governing Law.

The Plan shall be governed by, and construed in accordance with, the laws of the State of California, without giving effect to principles of conflicts of law of such state.

Section 29.	Indemnification

To the extent allowable pursuant to Applicable Law, each member of the Board and the Administrator and any officer or other employee to whom authority to administer any component of the Plan is designated shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided, however, that he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such individuals may be entitled pursuant to the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

Section 30.	Titles and Headings, References to Sections of the Code or Securities Exchange Act.

The titles and headings of the sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Securities Exchange Act shall include any amendment or successor thereto.

Section 31.	Successors.

The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

Section 32.	Relationship to other Benefits.

No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare, or other benefit plan of the Company or any Affiliate except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Votes submitted electronically must be received by April 24, 2025 at 12:01 A.M., Central time. Online Go to www.envisionreports.com/wabc or scan the QR code — login details are located in the shaded bar below. Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/wabc Annual Meeting Proxy Card q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q A Proposals — The Board of Directors recommend a vote FOR all nominees, FOR Proposals 2, 3, and 4. 1. Election of directors: For Against Abstain For Against Abstain For Against Abstain 01 - E.J. Bowler 04 - M. Chiesa 07 - E. Sylvester 02 - A. Belew 05 - M. Hassid 08 - I. Wondeh 03 - M. Camsey 06 - D. Payne 2. Approve a non-binding advisory vote on the compensation of our executive officers. 4. Ratification of independent auditors. For Against Abstain For Against Abstain 3. Approve the 2025 Omnibus Equity Incentive Plan. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1 U P X 043E6C

Admission to the Meeting WESTAMERICA BANCORPORATION ANNUAL MEETING OF SHAREHOLDERS 10:00 A.M. PACIFIC STANDARD TIME, THURSDAY, APRIL 24, 2025, WESTAMERICA BANCORPORATION, 4550 MANGELS BLVD., FAIRFIELD, CALIFORNIA Registered holders can avoid registration lines by marking the Meeting Attendance box to the right of your signature on your Proxy Card and returning it to Computershare Investor Services in the enclosed return envelope, or indicate your intent to attend through a toll free telephone vote or Internet vote. Beneficial Owners holding their shares in a brokerage account or at a bank or other intermediary must proceed to the registration desk and provide the following evidence of ownership: 1) a Legal Proxy, which you can obtain from your bank or broker or other intermediary or your shareholder statement dated on or after March 5, 2025, the Annual Meeting Record Date; and 2) a picture identification. Because of seating limitations, no more than one guest will be allowed per shareholder. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/wabc q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Proxy — Westamerica Bancorporation PROXY SOLICITED BY THE BOARD OF DIRECTORS OF WESTAMERICA BANCORPORATION FOR THE ANNUAL MEETING OF SHAREHOLDERS ON APRIL 24, 2025. The undersigned holder hereby authorizes E. Joseph Bowler, Michele Hassid and Edward B. Sylvester, each with full power of substitution, to represent and vote, as designated on the reverse side, all full and fractional shares of Common Stock of Westamerica Bancorporation which the undersigned would be entitled to vote at the Annual Meeting of Shareholders of said corporation to be held at Westamerica Bancorporation, 4550 Mangels Blvd., Fairfield, California at 10:00 a.m., Pacific Standard Time, on Thursday, April 24, 2025, upon the matters set forth on the reverse side of this Proxy and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any postponement or adjournment thereof. The Proxy, when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is indicated, this Proxy will be voted FOR ALL NOMINEES, FOR Proposals 2, 3 and 4 and at the direction of the Proxies on all other matters which may properly come before the meeting. If you are a participant in the Westamerica Bancorporation Tax Deferred Savings/Retirement Plan (ESOP) (the “Plan”), you may direct the Trustee of the Plan to vote all full and fractional shares of Westamerica Bancorporation common stock standing to your credit of your individual account(s) as of March 5, 2025. The Board of Directors of Westamerica Bancorporation recommends a vote FOR ALL NOMINEES, FOR Proposals 2, 3 and 4. Please instruct the Trustee how to vote on these proposals by indicating your selection on the reverse of this Proxy Card. If the Trustee does not receive written instructions from you before April 14, 2025, it will vote all the shares for which you are entitled to provide instruction in the same proportion as shares for which instructions are received. C Non-Voting Items PLEASE MARK, SIGN, DATE, AND MAIL THIS PROXY PROMPTLY, USING THE ENCLOSED ENVELOPE. (Continued, and to be signed on the other side) Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting.